Exhibit 10.18

DOCUMENT PREPARED BY AND WHEN RECORDED, RETURN TO:

Andrews & Kurth, L.L.P.

1717 Main Street, Suite 3700

Dallas, Texas 75201

Attention: Brian N. Jaeckle, Esq.

BSRT/M&J NORTHLAKE LIMITED PARTNERSHIP

(Grantor)

to

GENERAL ELECTRIC CAPITAL CORPORATION

(Grantee)

LEASEHOLD DEED TO SECURE DEBT AND SECURITY AGREEMENT

Dated As of: November 12, 1997

Property Location: Tucker, Georgia

LEASEHOLD DEED TO SECURE DEBT AND SECURITY AGREEMENT

This Leasehold Deed to Secure Debt and Security Agreement (this “Security Deed”) is executed as of November 12, 1997, by BSRT/M&J NORTHLAKE LIMITED PARTNERSHIP, an Illinois limited partnership (“Grantor”), whose address for notice hereunder is c/o M&J Wilkow, Ltd., 180 N. Michigan Avenue, Suite 200, Chicago, Illinois 60601, Attention: Marc Wilkow, and c/o Banyan Strategic Realty Trust, 150 South Wacker Drive, Suite 2900, Chicago, Illinois 60606, Attention: General Counsel, for the benefit of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (“Grantee”), whose address for notice is c/o GE Capital Asset Management Corporation, 363 North Sam Houston Parkway East, Suite 1200, Houston, Texas 77060.

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. As used herein, the following terms shall have the following meanings:

“Ground Lease”: That certain Ground Lease dated October 4, 1982 (as amended by that certain Amendment to Ground Lease Agreement dated April 27, 1983, and further amended by that certain Second Amendment to Ground Lease and Assignment dated December 27, 1984), between Crow-Atlanta Retail, Ltd. and its successors and assigns, as lessee, and Cox Communications, Inc., as lessors (such lessors and their respective successors and assigns are hereinafter collectively referred to as the “Ground Lessor”), a short form of which is recorded in the Office of DeKalb County, Georgia, in Deed Book 4683, Page 186.

“Indebtedness”: The sum of all (a) principal, interest and all other amounts due under or secured by the Loan Documents, including, without limitation, the indebtedness evidenced by the Promissory Note (the “Note”) dated of even date, made by Grantor, payable to the order of Grantee, in the stated principal amount of SEVENTEEN MILLION SIX HUNDRED THOUSAND DOLLARS ($17,600,000.00), which matures on November 1, 2027, unless extended in accordance with the terms of the Loan Agreement, (b) principal, interest, and other amounts which may hereafter be loaned by Grantee, its successors or assigns, to or for the benefit of the owner of the Secured Property, when evidenced by a promissory note or other instrument which, by its terms, is secured hereby, (c) any and all additional advances made by Grantee to protect or preserve the Secured Property or the lien hereof on the Secured Property, or to pay taxes, to pay premiums or insurance on the Secured Property or to repair or maintain the Secured Property, or to complete improvements on the Secured Property (whether or not the original Grantor remains the owner of the Secured Property at the time of such advances and whether or not the original Grantee remains the owner of the Indebtedness and this Security Deed), (d) any and all expenses incident to the collection of the Indebtedness secured hereby and the foreclosure hereof by action in any court or by exercise of the power of sale herein contained and (e) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Grantor to Grantee under documents which recite that they are intended to be secured by this Security Deed.

“Loan Documents”: The (a) Loan Agreement dated of even date between Grantor and Grantee (the “Loan Agreement”), (b) the Note, (c) this Security Deed, (d) all other documents now or hereafter executed by Grantor, or any other person or entity, to evidence, or secure the payment of the Indebtedness or the performance of the Obligations, and (e) all modifications, restatements, extensions, renewals and replacements of the foregoing.

“Obligations”: All of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Grantor or any other person or entity to Grantee or others as set forth in the Loan Documents.

“Permitted Encumbrances”: The outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the priority of this Security Deed, together with the liens and security interests in favor of Grantee created by the Loan Documents, none of which, individually or in the aggregate, materially interferes with the benefits intended to be provided by this Security Deed, materially and adversely affects the value of the Secured Property, impairs the use or operations of the Secured Property or impairs Grantor’s ability to pay its obligations in a timely manner.

“Secured Property”: (a) the leasehold estate in the real property described in Exhibit A, together with any greater estate therein as hereafter may be acquired by Grantor, created by the Ground Lease (the “Land”), (b) all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (the “Improvements”), (c) the Ground Lease and the leasehold estate created thereby, (d) all modifications, extensions and renewals of the Ground Lease and all credits, deposits (including, without limitation, any deposit of cash or securities or any other property which may be held to secure Grantor’s performance of its obligations under the Ground Lease), options, privileges and rights of Grantor as tenant under the Ground Lease, including, but not limited to, the right, if any, to renew or extend the Ground Lease for a succeeding term or terms, (e) all the estate, right, title, claim or demand whatsoever of Grantor either in law or in equity, in possession or expectancy, of, in and to the Secured Property or any part thereof, (f) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (g) all right, title and interest of Grantor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC, now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and Improvements or which may be used in or relating to the planning, development, financing or operation of any of the property or other items included in this definition, including, without limitation, furniture, furnishings, machinery, money, insurance proceeds, accounts, contract rights, trademarks, goodwill, chattel paper,

Grantor to Grantee under documents which recite that they are intended to be secured by this Security Deed.

“Loan Documents”: The (a) Loan Agreement dated of even date between Grantor and Grantee (the “Loan Agreement”), (b) the Note, (c) this Security Deed, (d) all other documents now or hereafter executed by Grantor, or any other person or entity, to evidence, or secure the payment of the Indebtedness or the performance of the Obligations, and (e) all modifications, restatements, extensions, renewals and replacements of the foregoing.

“Obligations”: All of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Grantor or any other person or entity to Grantee or others as set forth in the Loan Documents.

“Permitted Encumbrances”: The outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the priority of this Security Deed, together with the liens and security interests in favor of Grantee created by the Loan Documents, none of which, individually or in the aggregate, materially interferes with the benefits intended to be provided by this Security Deed, materially and adversely affects the value of the Secured Property, impairs the use or operations of the Secured Property or impairs Grantor’s ability to pay its obligations in a timely manner.

“Secured Property”: (a) the leasehold estate in the real property described in Exhibit A, together with any greater estate therein as hereafter may be acquired by Grantor, created by the Ground Lease (the “Land”), (b) all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (the “Improvements”), (c) the Ground Lease and the leasehold estate created thereby, (d) all modifications, extensions and renewals of the Ground Lease and all credits, deposits (including, without limitation, any deposit of cash or securities or any other property which may be held to secure Grantor’s performance of its obligations under the Ground Lease), options, privileges and rights of Grantor as tenant under the Ground Lease, including, but not limited to, the right, if any, to renew or extend the Ground Lease for a succeeding term or terms, (e) all the estate, right, title, claim or demand whatsoever of Grantor either in law or in equity, in possession or expectancy, of, in and to the Secured Property or any part thereof, (f) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (g) all right, title and interest of Grantor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC, now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and Improvements or which may be used in or relating to the planning, development, financing or operation of any of the property or other items included in this definition, including, without limitation, furniture, furnishings, machinery, money, insurance proceeds, accounts, contract rights, trademarks, goodwill, chattel paper, documents, trade names, licenses and/or franchise agreements, rights of Grantor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs (the “Personalty”), (h) all reserves, escrows or impounds required under the Loan Agreement and all deposit accounts maintained by Grantor with respect to any of the property or other items included in this definition, (i) to the extent Grantor has an interest therein, all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (the “Plans”), (j) all leases, subleases, licenses, usufructs, concessions, occupancy agreements, or other agreements (written or oral now or at any time in effect) which grant a possessory interest in, or the right to use, all or any part of the Secured Property, together with all guarantees, letters of credit and other credit support, modifications, extensions and renewals thereof (whether before or after the filing by or against Grantor of any petition of relief under 11 U.S.C. § 101 et. seq., as same may be amended from time to time (the “Bankruptcy Code”)) and property or other items included in this definition, together with all related security and other deposits (the “Leases”) and all of Grantor’s claims and rights (the “Bankruptcy Claims”) to the payment of damages arising from any rejection by a lessee of any Lease under the Bankruptcy Code, (k) all of the rents, revenues, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases other than Grantor for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Secured Property whether paid or accruing before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code, any of the property or other items included in this definition (the “Rents”), (l) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, franchise agreements, management agreements, service contracts, supply contracts, permits (including building and occupancy permits), approvals, licenses (including, to the extent permitted by applicable law) liquor and other alcoholic beverage licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of any of the property or other items included in this definition (the “Property Agreements”), unless prohibited by law, (m) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the property or other items included in this definition, under and by virtue of the Ground Lease, and all right, title and interest, if any, of Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, under and by virtue of the Ground Lease, (n) all accessions, replacements and substitutions for any of the property or other items included in this definition and all proceeds thereof, (o) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor, (p) all mineral, water, oil and gas rights now or hereafter acquired and relating to all or any part of any of the property or other items included in this definition, (q) all tradenames, service marks, logos, copyrights, goodwill, books and records, signage agreements, and all other general intangibles relating to or used in connection with the operation of the Secured Property, and (r) all of Grantor’s right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty. As used in this Security Deed, the term “Secured

Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

“UCC”: The Uniform Commercial Code as enacted in the State of Georgia or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than Georgia, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

Section 1.2 Other Terms. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

ARTICLE 2

GRANT

Section 2.1 Grant. To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Grantor hereby GRANTS, BARGAINS, SELLS, and CONVEYS to Grantee the Secured Property, subject, however, to the Permitted Encumbrances; TO HAVE AND TO HOLD the Secured Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Grantee, its successors and assigns, IN FEE SIMPLE forever. THIS CONVEYANCE is intended to operate and is to be constructed as a deed passing title to the Secured Property to Grantee and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and is given to secure the Indebtedness and the Obligations. Grantor conveys no rights in the Premises greater than or extending beyond the rights of Grantor as lessee under the Ground Lease.

ARTICLE 3

WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents and covenants to Grantee as follows:

Section 3.1 Title to Secured Property and Lien of this Instrument. Grantor owns the Secured Property free and clear of any liens, claims or interests, except the Permitted Encumbrances. This Security Deed creates valid, enforceable first priority security titles, liens and security interests against the Secured Property subject only to the Permitted Encumbrances. Grantor warrants that Grantor has good, marketable and insurable title to the Secured Property and has the full power, authority and right to execute, deliver and perform its obligations under this Security Deed.

Section 3.2 First Lien Status. Grantor shall preserve and protect the first security title, lien and security interest status of this Security Deed and the other Loan Documents. If any lien or security interest other than the Permitted Encumbrances is asserted against the Secured

Property, Grantor shall promptly, and at its expense, (a) give Grantee a detailed written notice of such title, lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or, in Grantee’s discretion, provide a bond or other security satisfactory to Beneficiary for the payment of such claim.

Section 3.3 Payment and Performance. Grantor shall pay the Indebtedness when due under the Loan Documents and shall perform the Obligations in full when they are required to be performed.

Section 3.4 Replacement of Fixtures and Personalty. Grantor shall not, without the prior written consent of Grantee, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Security Deed and the other Loan Documents, and free and clear of any other lien or security interest except such as may be first approved in writing by Grantee.

Section 3.5 Maintenance of Rights of Way, Easements and Licenses. Grantor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements and franchises created by virtue of the Ground Lease necessary for the use of the Secured Property and will not, without the prior consent of Grantee, consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Secured Property. Grantor shall comply with all restrictive covenants affecting the Secured Property, and all zoning ordinances and other public or private restrictions as to the use of the Secured Property.

Section 3.6 Inspection. Grantor shall permit Grantee, and Grantee’s agents, representatives and employees, upon reasonable prior notice to Grantor, to inspect the Secured Property and conduct such environmental and engineering studies as Grantee may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Secured Property, and provided that such inspections and studies are permitted under the Ground Lease.

Section 3.7 Other Covenants. All of the covenants in the Loan Agreement are incorporated herein by reference and, together with covenants in this Article 3, shall be covenants running with the land. The covenants set forth in the Loan Agreement include, without limitation:

(a) No Transfer or Encumbrance. The prohibition against the further sale, transfer or encumbering of any of the Secured Property including:

(i) the further encumbrance, alienation, granting of a Lien (as defined in the Loan Agreement) or the granting of any other interest in the Secured Property or any part thereof (including any partnership or other ownership interest in Grantor) provided, however, in the event that the Secured Property is subject to a claim of lien in connection with work performed or materials supplied, or alleged to have been performed or supplied, the Grantor shall have a period of 30 days from its receipt of actual knowledge thereof, to bond off or discharge such lien or otherwise to provide satisfactory security to the Grantee in connection therewith; and

(ii) the entering into any easement or other agreement granting rights in or restricting the use or development of the Secured Property.

(b) Payment of Taxes. The obligation to pay when due all taxes on the Secured Property or assessed against Grantee with respect to the Loan.

(c) Inspection. The right of Grantee to inspect the Secured Property.

(d) Insurance. The obligation to keep the Secured Property insured as Grantee may require.

(e) Compliance with Laws. The obligation to comply with all legal requirements (including environmental laws), maintain the Secured Property in good condition, and promptly repair any damage or casualty.

(f) No Modification of Leases. Except as otherwise permitted under the Loan Agreement, the obligation of Grantor to obtain Grantee’s consent prior to entering into, modifying or taking other actions with respect to Leases of the Secured Property.

Section 3.8 Condemnation Awards and Insurance Proceeds.

(a) Condemnation Awards. Grantor assigns all awards and compensation for any condemnation or other taking, or any purchase in lieu thereof, to Grantee and authorizes Grantee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Loan Agreement.

(b) Insurance Proceeds. Grantor assigns to Grantee all proceeds of any insurance policies insuring against loss or damage to the Secured Property. Grantor authorizes Grantee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Grantee, instead of to Grantor and Grantee jointly.

Section 3.9 Transfer or Encumbrance of Secured Property.

(a) Without the prior written consent of Grantee,

(i) neither Grantor nor any other Person having an ownership or beneficial interest in Grantor shall (A) directly or indirectly sell, transfer, convey, mortgage, pledge, or assign any interest in the Secured Property or any part thereof (including any partnership or any other ownership interest in Grantor); (B) further encumber, alienate, grant a Lien or grant any other interest in the Secured Property or any part thereof (including any partnership or other ownership interest in Grantor), whether voluntarily or involuntarily; or (C) enter into any easement or other agreement granting rights in or restricting the use or development of the Secured Property;

(ii) no new general partner, member, or limited partner having the ability to control the affairs of Grantor shall be admitted to or created in Grantor (nor shall any existing general partner or member or controlling limited partner withdraw from Grantor), and no change in Grantor’s organizational documents relating to control over Grantor and/or the Secured Property shall be effected; and

(iii) no transfer shall be permitted which would cause BSRT Northlake Festival Corporation (“BSRT”) to not have control over major decisions including the sale and/or refinancing of the Secured Property, nor cause Northlake Tower Corporation (“NTC”) to not have the power to manage the day-to-day administration of Grantor and the Secured Property, nor cause Banyan Strategic Realty Trust to own less than 100% of the voting stock in BSRT, nor cause David W. Harvey, Clifton J. Wilkow or Marc R. Wilkow to own less than 100% of the voting stock in NTC.

(b) As used in this Section 3.9, “transfer” shall include (i) an installment sales agreement wherein Grantor agrees to sell the Secured Property or any part thereof for a price to be paid in installments; (ii) an agreement by Grantor leasing all or a substantial part of the Secured Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Grantor’s right, title and interest in and to any Leases or any Rents, (iii) the sale, transfer, conveyance, mortgage, pledge, or assignment of the legal or beneficial ownership of any partnership interest in any general partner in Grantor that is a partnership or any membership interest in any managing member of Grantor that is a limited liability company, and (iv) the sale, transfer, conveyance, mortgage, pledge, or assignment of the legal or beneficial ownership of any voting stock in any general partner in Grantor that is a corporation; “transfer” shall not include (A) the leasing of individual units within the Secured Property so long as Grantor complies with the provisions of the Loan Documents relating to such leasing activity; or (B) the transfers of (x) limited partner interests in Grantor, or (y) ownership interests in M&J/Retail Operations – GP, Inc., to David W. Harvey, Clifton J. Wilkow or Marc R. Wilkow, or to any trust under the sole control of David W. Harvey, Clifton J. Wilkow or Marc R. Wilkow, so long as the results of such transfers do not result in the transfer of more than 49% of the ownership or beneficial interest in the Grantor and the provisions of Sections 3.9(a)(ii) and 3.9(a)(iii) are satisfied.

(c) Grantee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Indebtedness immediately due and payable upon Grantor’s sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Secured Property without Grantee’s consent. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Secured Property regardless of whether voluntary or not, or whether or not Grantee has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Secured Property.

(d) Grantee’s consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Secured Property shall not be deemed to be a waiver of Grantee’s right to require such consent to any future occurrence of same. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Secured Property made in contravention of this paragraph shall be null and void and of no force and effect.

(e) Grantor agrees to bear and shall pay or reimburse Grantee on demand for all reasonable expenses (including, without limitation, reasonable attorneys’ fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Grantee in connection with the review, approval and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer.

(f) Grantee’s consent to the sale or transfer of the Secured Property will not be unreasonably withheld after consideration of all relevant factors, provided that:

(i) no Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall have occurred and remain uncured;

(ii) the proposed transferee (“Transferee”) shall be a reputable entity or person of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Grantee;

(iii) the Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar to the Secured Property, and Grantee shall be provided with reasonable evidence thereof (and Grantee reserves the right to approve the Transferee without approving the substitution of the property manager);

(iv) Grantee shall have recommendations in writing from the Rating Agencies (as hereinafter defined) to the effect that such transfer will not result in a re-qualification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction (as defined in the Loan Agreement). The term “Rating Agencies” as used herein shall mean each of Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., Moody’s Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch Investors Service, L.P., or any other nationally-recognized statistical rating agency which has been approved by Grantee;

(v) the Transferee shall have executed and delivered to Grantee an assumption agreement in form and substance acceptable to Grantee, evidencing such Transferee’s agreement to abide and be bound by the terms of the Note, this Security Deed and the other Loan Documents, together with such legal opinions and title insurance endorsements as may be reasonably requested by Grantee; and

(vi) Grantee shall have received an assumption fee equal to one percent (1%) of the then unpaid principal balance of the Note in addition to the payment of all costs and expenses incurred by Grantee in connection with such assumption (including reasonable attorney’s fees and costs).

ARTICLE 4

DEFAULT AND FORECLOSURE

Section 4.1 Remedies. If an Event of Default (as defined in the Loan Agreement) exists, Grantee may, at Grantee’s election, exercise any or all of the following rights, remedies and recourses:

(a) Acceleration. Declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

(b) Entry on Secured Property. Enter the Secured Property and take exclusive possession thereof and of all books, records and accounts relating thereto. If Grantor remains in possession of the Secured Property after an Event of Default and without Grantee’s prior written consent, Grantee may invoke any legal remedies to dispossess Grantor.

(c) Operation of Secured Property. Hold, lease, develop, manage, operate or otherwise use the Secured Property upon such terms and conditions as Grantee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Grantee deems necessary or desirable), and apply all Rents and other amounts collected by Grantee in connection therewith in accordance with the provisions of Section 4.7.

(d) Foreclosure and Sale.

(i) Sell or offer for sale the Secured Property in such portions, order and parcels as Grantee may determine, with or without having first taken possession of same, to the highest bidder for cash at public auction. Such sale shall be made in accordance with the provisions of Section 4.1(d)(ii) below relating to the sale of real estate or by Chapter 9 of the UCC relating to the sale of collateral after default by a debtor (as such laws now exist or may be hereafter amended or succeeded), or by any other present or subsequent articles or enactments relating to same. With respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale (A) whether made under the power herein contained, the UCC, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Grantee to be physically present at or to have constructive possession of the Secured Property (Grantor shall deliver to Grantee any portion of the Secured Property not actually or constructively possessed by Grantee immediately upon demand by Grantee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if Grantee had been actually present and delivered to purchaser at such sale, (B) each instrument of conveyance executed by Grantee shall contain general warranties of titles (or limited or no warranties if Grantee shall so elect), binding upon Grantor, (C) each recital contained in any instrument of conveyance made by Grantee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Indebtedness and advertisement and conduct of such sale in the manner provided herein and otherwise by law, (D) any prerequisites to the validity of such sale shall be conclusively presumed to have been performed, (E) the receipt of Grantee or other party making the sale shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof, and (F) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Upon any sale made under or by virtue of this Article 4 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), Grantee may bid for and acquire the Secured Property or any part thereof and in lieu of paying cash therefore may make settlement for the purchase price by crediting upon the Indebtedness the net sale price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Grantee is authorized to deduct under this Security Deed.

(ii) Sell the Secured Property or any part of the Secured Property at public sale or sales before the door of the courthouse of the county in which the Secured Property or any part of the Secured Property is situated, to the highest bidder for cash in order to pay the Indebtedness secured hereby and accrued interest thereon and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including reasonable attorneys’ fees, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff’s sales are advertised in said county. At any such public sale, Grantee may execute and deliver to the purchaser a conveyance of the Secured Property or any part of the Secured Property in fee simple, with full warranties of title (or without warranties if Grantee shall so elect) and to this end, Grantor hereby constitutes and appoints Grantee the agent and attorney-in-fact of Grantor to make such sale and conveyance, and thereby to divest Grantor of all right, title and interest, equity and equity of redemption that Grantor may have in and to the Secured Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Grantor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Indebtedness secured hereby and shall not be exhausted by one exercise thereof but may be exercised until full payment of all Indebtedness secured hereby. Grantee may adjourn from time to time any sale by it to be made under or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Grantee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(e) Receiver. Make application to a court of competent jurisdiction for, and obtain from such court the appointment of a trustee, receiver, liquidant or conservator of the Secured Property, without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of Grantor, any guarantor of the Indebtedness, or any other person, firm or other entity liable for the payment of the Indebtedness, and without regard for any other statutory or common law requirements otherwise applicable to the appointment of a trustee, receiver, liquidator or conservator, and Grantor irrevocably consents to such appointment. Any such trustee, receiver, liquidator or conservator shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Secured Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.

(f) UCC. Exercise any and all rights and remedies granted to a secured party under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the personal property or any part thereof, and to take such other measures as Grantee may deem necessary for the care, protection and preservation of the personal property, and (ii) request Grantor at its expense to assemble the personal property and make it available to Grantee at a convenient place acceptable to Grantee. Any notice of sale, disposition or other intended action by Grantee with respect to the personal property sent to Grantor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Grantor.

(g) Other. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on the Note either before, during or after any proceeding to enforce this Security Deed).

Section 4.2 Separate Sales. The Secured Property may be sold in one or more parcels and in such manner and order as Grantee in its sole discretion, may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 4.3 Remedies Cumulative, Concurrent and Nonexclusive. Grantee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Note and the other Loan Documents, or against the Secured Property, or against any one or more of them, at the sole discretion of Grantee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Grantee in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 4.4 Release of and Resort to Collateral. Grantee may release, regardless of consideration and without the necessity for any notice to a consent by the holder of any subordinate lien on the Secured Property, any part of the Secured Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the security title, lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior title, lien and security interest in and to the Secured Property. For payment of the Indebtedness, Grantee may resort to any other security in such order and manner as Grantee may elect.

Section 4.5 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Secured Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Grantee’s election to exercise or its actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 4.6 Discontinuance of Proceedings. If Grantee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Grantee shall have the unqualified right to do so and, in such an event, Grantor and Grantee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Secured Property and otherwise, and the rights, remedies, recourses and powers of Grantee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Grantee thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default. Grantor hereby expressly waives any and all benefits Grantor may have under O.C.G.A. §44-14-85 to claim or assert that the Indebtedness has been reinstated in accordance with its terms following the withdrawal of any foreclosure proceedings by Grantee, and acknowledges and agrees that reinstatement shall occur only upon written agreement of Grantee.

Section 4.7 Application of Proceeds. Following an Event of Default, the proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Secured Property, shall be applied by Grantee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

(a) to the payment of the costs and expenses of taking possession of the Secured Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) receiver’s fees and expenses, (2) court costs, (3) reasonable attorneys’ and accountants’ fees and expenses, (4) costs of advertisement, and (5) the payment of all ground rent, real estate taxes and assessments, except any taxes, assessments or other charges subject to which the Secured Property shall have been sold;

(b) to the payment of all amounts (including interest), other than the unpaid Indebtedness, which may be due to Grantee under the Loan Documents;

(c) to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as Grantee in its sole discretion may determine; and

(d) the balance, if any, to the payment of the persons legally entitled thereto.

Section 4.8 Occupancy After Foreclosure. The purchaser or purchasers at any foreclosure sale pursuant to Section 4.1 shall become the legal owner of the Secured Property. All occupants of the Secured Property shall, at the option of such purchaser, become tenants of the purchaser or purchasers at the foreclosure sale and shall deliver possession thereof immediately to the purchaser or purchasers upon demand. It shall not be necessary for the purchaser or purchasers at said sale to bring any action for possession of the Secured Property other than dispossessory actions according to applicable law in any court having jurisdiction over the Secured Property. In the event of any such foreclosure sale by Grantee, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

Section 4.9 Additional Advances and Disbursements; Costs of Enforcement.

(a) If any Event of Default exists, Grantee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor. All sums advanced and expenses incurred at any time by Grantee under this Section 4.9, or otherwise under this Security Deed or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Default Rate (as defined in the Loan Agreement), and all such sums, together with interest thereon, shall be secured by this Security Deed.

(b) Grantor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Security Deed and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Security Deed and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Grantee in respect thereof, by litigation or otherwise.

Section 4.10 No Grantee in Possession. Neither the enforcement of any of the remedies under this Article 4, the assignment of the Rents and Leases under Article 5, the security interests under Article 6, nor any other remedies afforded to Grantee under the Loan Documents, at law or in equity shall cause Grantee to be deemed or construed to be a Grantee in possession of the Secured Property, to obligate Grantee to lease the Secured Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

Section 4.11 Actions and Proceedings. Grantee has the right to appear in and defend any action or proceeding brought with respect to the Secured Property and to bring any action or proceeding, in the name and on behalf of Grantor, which Grantee, in its discretion, decides should be brought to protect its interest in the Secured Property.

Section 4.12 WAIVER OF GRANTOR’S RIGHTS. BY EXECUTION OF THIS SECURITY DEED AND BY INITIALING THIS SECTION 4.12, GRANTOR EXPRESSLY: (a) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE NOTE AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE SECURED PROPERTY BY NONJUDICIAL FORECLOSURE UPON AN EVENT OF DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE; (b) WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE, PROVIDED THAT NOTHING CONTAINED HEREIN SHALL BE DEEMED TO DIMINISH OR IMPAIR ANY RIGHTS OF THE GRANTOR TO RECEIVE NOTICES (INCLUDING NOTICES OF EVENTS OF DEFAULT) TO THE EXTENT THAT SUCH NOTICES ARE REQUIRED BY THE LOAN DOCUMENTS; (c) ACKNOWLEDGES THAT GRANTOR HAS READ THIS SECURITY DEED AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS SECURITY DEED; AND (d) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

INITIALED BY GRANTOR:
(NAME OF GRANTOR):

By:

ARTICLE 5

ASSIGNMENT OF RENTS AND LEASES

Section 5.1 Assignment. Grantor acknowledges and confirms that it has executed and delivered to Grantee an Assignment of Rents and Leases of even date (the “Assignment of Rents and Leases”), intending that such instrument create a present, absolute assignment to Grantee of the Leases and Rents. Without limiting the intended benefits or the remedies provided under the Assignment of Rents and Leases, Grantor hereby assigns to Grantee, as further security for the Indebtedness and the Obligations, the Leases and Rents. While any Event of Default exists, Grantee shall be entitled to exercise any or all of the remedies provided in the Assignment of Rents and Leases and in Article 4 hereof, including the right to have a receiver appointed. If any conflict or inconsistency exists between the assignment of the Rents and the Leases in this Security Deed and the absolute assignment of the Rents and the Leases in the Assignment of Rents and Leases, the terms of the Assignment of Rents and Leases shall control.

Section 5.2 No Merger of Estates. So long as any part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Secured Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Grantee, any lessee or any third party by purchase or otherwise.

ARTICLE 6

SECURITY AGREEMENT

Section 6.1 Security Interest. This Security Deed constitutes a “Security Agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements. To this end, Grantor grants to Grantee, a first and prior security interest in the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements and all other Secured Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Grantee shall have all the rights and remedies of a secured party under the UCC with respect to such property.

Section 6.2 Financing Statements. Grantor shall execute and deliver to Grantee, in form and substance satisfactory to Grantee, such financing statements and such further assurances as Grantee may, from time to time, reasonably consider necessary to create, perfect and preserve Grantee’s security interest hereunder and Grantee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

Section 6.3 No Obligation of Grantee. The security interest herein granted shall in no event cause Grantee to be deemed or construed as a mortgagee in possession of the Secured Property, to obligate Grantee to lease the Secured Property or attempt to do so, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Limitation on Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Grantor and Grantee with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Grantee or charged by Grantee for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law (including the laws of the state where the Secured Property is located and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Indebtedness (or, if the Indebtedness has been paid in full, refunded to Grantor); and (b) if maturity is accelerated by reason of an election by Grantee, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Indebtedness (or, if the Indebtedness has been paid in full, refunded to Grantor). The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State of Georgia.

Section 7.2 Notices. Any notice required or permitted to be given under this Security Deed shall be in writing or by telecopy (electronic facsimile transmission) and, in the case of notice in writing, either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party. All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth on the first page of this Security Deed. Any communication so addressed and mailed shall be deemed to be given on the earliest of (a) when actually delivered, (b) on the first Business Day (as defined in the Loan Agreement) after deposit with an overnight air courier service, or (c) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, Grantee or Grantor, as the case may be. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party’s telecopy number specified in the Loan Agreement and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours. Any party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

Section 7.3 Covenants Running with the Land. All Obligations contained in this Security Deed are intended by Grantor and Grantee to be, and shall be construed as, covenants running with the Secured Property. As used herein, “Grantor” shall refer to the party named in the first paragraph of this Security Deed and to any subsequent owner of all or any portion of the Secured Property (without in any way implying that Grantee has or will consent to any such conveyance or transfer of the Secured Property). All persons or entities who may have or acquire an interest in the Secured Property shall be deemed to have notice of, and be bound by, the terms of the Loan Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Grantee.

Section 7.4 Attorney-in-Fact. Grantor hereby irrevocably appoints Grantee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Grantee deems appropriate to protect Grantee’s interest, if Grantor shall fail to do so within ten (10) days after written request by Grantee, (b) upon the issuance of a deed pursuant to the foreclosure of this Security Deed or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personalty, Fixtures, Plans and Property Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Grantee’s security titles, interests and rights in or to any of the collateral, and (d) while any Event of Default exists, to perform any obligation of Grantor hereunder; however: (i) Grantee shall not under any circumstances be obligated to perform any obligation of Grantor; (ii) any sums advanced by Grantee in such performance shall be added to and included in the Indebtedness and shall bear interest at the Default Rate; (iii) Grantee as such attorney-in-fact shall only be accountable for such funds as are actually received by Grantee; and (iv) Grantee shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

Section 7.5 Successors and Assigns. This Security Deed shall be binding upon and inure to the benefit of Grantee and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of Grantee, assign any rights, duties or obligations hereunder.

Section 7.6 No Waiver. Any failure by Grantee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Grantee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 7.7 Subrogation. To the extent proceeds of the Note have been used to extinguish, extend or renew any indebtedness against the Secured Property, then Grantee shall be subrogated to all of the rights, liens and interests existing against the Secured Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Grantee.

Section 7.8 Loan Agreement. If any conflict or inconsistency exists between this Security Deed and the Loan Agreement, the Loan Agreement shall govern.

Section 7.9 Cancellation and Surrender. Should the Indebtedness secured by this Security Deed be paid according to the tenor and effect thereof when the same shall become due and payable, and should Grantor perform all Obligations then required to be performed, then this Security Deed shall be cancelled and surrendered.

Section 7.10 Waiver of Stay, Moratorium and Similar Rights. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Security Deed or the indebtedness secured hereby, or any agreement between Grantor and Grantee or any rights or remedies of Grantee.

Section 7.11 Limitation on Liability. Grantor’s liability hereunder is subject to the limitation on liability provisions of Article 12 of the Loan Agreement.

Section 7.12 Obligations of Grantor, Joint and Several. If more than one person or entity has executed this Security Deed as “Grantor,” the obligations of all such persons or entities hereunder shall be joint and several.

Section 7.13 Governing Law. This Security Deed shall be governed by the laws of the State of Georgia.

Section 7.14 Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 7.15 Entire Agreement. This Security Deed and the other Loan Documents embody the entire agreement and understanding between Grantee and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

EXECUTED and delivered under seal as of the date first above written.

Signed, sealed and delivered in the presence of:	BSRT/M&J NORTHLAKE LIMITED PARTNERSHIP, an Illinois limited partnership

	By:	BSRT NORTHLAKE FESTIVAL CORP., an Illinois corporation, Its General Partner

		By:	/S/ NEIL D. HANSEN
Witness		Name:	Neil D. Hansen
		Title:	Vice President

[SEAL]

	By:	NORTHLAKE TOWER CORPORATION, an Illinois corporation, Its General Partner

	By:	/S/ MARC R. WILKOW
Witness	Name:	Marc R. Wilkow
	Title:	President

[SEAL]
Notary Public

My Commission Expires:

[NOTARY SEAL]

EXHIBIT A

[Legal Description]

GENERAL ELECTRIC CAPITAL CORPORATION

(Lender)

to

BSRT/M&J NORTHLAKE LIMITED PARTNERSHIP

(Borrower)

LOAN AGREEMENT

Dated As of: November 12, 1997

Property Location: Tucker, Georgia

DOCUMENT PREPARED BY:

Andrews & Kurth LLP

1717 Main Street, Suite 3700

Dallas, Texas 75201

Attention: Brian N. Jaeckle

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A LEGAL DESCRIPTION OF PROJECT

SCHEDULE I YIELD MAINTENANCE AMOUNT

SCHEDULE II REQUIRED REPAIRS

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is entered into as of November     , 1997 between GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (“Lender”), and BSRT/M&J NORTHLAKE LIMITED PARTNERSHIP, an Illinois limited partnership (“Borrower”).

ARTICLE 1

CERTAIN DEFINITIONS

Section 1.1 Certain Definitions. As used herein, the following terms have the meanings indicated:

“Affiliate” means (a) any corporation in which Borrower or any partner, shareholder, director, officer, member, or manager of Borrower directly or indirectly owns or controls more than ten percent (10%) of the beneficial interest, (b) any partnership, joint venture or limited liability company in which Borrower or any partner, shareholder, director, officer, member, or manager of Borrower is a partner, joint venturer or member, (c) any trust in which Borrower or any partner, shareholder, director, officer, member or manager of Borrower is a trustee or beneficiary, (d) any entity of any type which is directly or indirectly owned or controlled by Borrower or any partner, shareholder, director, officer, member or manager of Borrower, (e) any partner, shareholder, director, officer, member, manager or employee of Borrower, (f) any Person related by birth, adoption or marriage to any partner, shareholder, director, officer, member, manager, or employee of Borrower, or (g) any Borrower Party.

“Agreement” means this Loan Agreement, as amended from time to time.

“Assignment of Leases and Rents” means the Assignment of Leases and Rents, executed by Borrower for the benefit of Lender, and pertaining to leases of space in the Project.

“Award” has the meaning assigned in Section 3.3.

“Bankruptcy Party” has the meaning assigned in Section 9.7.

“Borrower Party” means any Joinder Party, any Guarantor, any general partner of Borrower, and any general partner in any partnership that is a general partner of Borrower any managing member of Borrower, and any managing member in any limited liability company that is a managing member of Borrower, at any level.

“Business Day” means a day other than a Saturday, a Sunday, or a legal holiday on which national banks located in the State of New York are not open for general banking business.

“Casualty” has the meaning assigned in Section 3.2.

“Closing Date” means the date the Loan is funded by Lender.

“Commitment” means the commitment letter, dated October 16, 1997, issued by Lender and accepted by Borrower on October 21, 1997, as modified by an Acceptance Letter dated October 21, 1997.

“Condemnation” has the meaning assigned in Section 3.3.

“Contract Rate” has the meaning assigned in Section 2.2.

“Debt” means, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (d) all indebtedness guaranteed by such Person, directly or indirectly, (e) all obligations under leases that constitute capital leases for which such Person is liable, and (f) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

“Debt Service” means the aggregate interest, fixed principal, and other payments due under the Loan, and on any other outstanding permitted Debt relating to the Project approved by Lender for the period of time for which calculated.

“Default Rate” means the lesser of (a) the maximum rate of interest allowed by applicable law, and (b) five percent (5%) per annum in excess of the Contract Rate.

“Environmental Laws” has the meaning assigned in Section 4.1(a).

“ERISA” has the meaning assigned in Section 6.8.

“Event of Default” has the meaning assigned in Article 9.

“Funds” means the Required Repair Fund and the Replacement and Rollover Escrow Fund.

“Ground Lease” means that certain instrument dated October 4, 1982, between Cox Communications, Inc., as landlord (such landlord and its successors and assigns are hereinafter referred to as the “Ground Lessor”) and Crow-Atlanta Retail, Ltd. and its successors and assigns, as tenant, a short form of which was filed on November 24, 1982 and recorded in the Office of DeKalb County, Georgia, in Deed Book 4683, Page 186, as amended by that certain Amendment to Ground Lease Agreement dated April 27, 1983, and further amended by that certain Second

Amendment to Ground Lease and Assignment dated December 27, 1984, which modified the terms of the Ground Lease and assigned the interest of the lessee to Atlanta Northlake Associates, filed January 18, 1985 and recorded in the Office of DeKalb County, Georgia, in Deed Book 5137, Page 201, and the further assignment of the interest of lessee to Confederation Life Insurance Company by virtue of that certain Deed under Power of Sale, dated April 7, 1992, and recorded in the Office of DeKalb County, Georgia, in Deed Book 7235, Page 586, and the further assignment of the interest of lessee to Borrower by virtue of that certain Assignment and Assumption of Ground Lease dated July 28, 1995, filed July 31, 1995 and recorded in the Office of DeKalb County, Georgia, in Deed Book 8634, Page 415.

“Guarantors” means any guarantor hereafter executing a Guaranty.

“Guaranty” means the instruments of guaranty, if any, hereafter in effect from a Guarantor to Lender.

“Hazardous Materials” has the meaning assigned in Section 4.1(b).

“Insurance Premiums” has the meaning assigned in Section 3.1(c).

“Joinder Party” means the Persons, if any, executing the Joinder hereto.

“Lien” means any interest, or claim thereof, in the Project securing an obligation owed to, or a claim by, any Person other than the owner of the Project, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Project.

“Loan” means the loan made by Lender to Borrower under this Agreement and all other amounts secured by the Loan Documents.

“Loan Documents” means: (a) this Agreement, (b) the Note, (c) the Guaranty, (d) the Mortgage, (e) the Assignment of Leases and Rents, (f) Uniform Commercial Code financing statements, (g) such assignments of management agreements, contracts and other rights as may be required under the Commitment or otherwise requested by Lender, (h) all other documents evidencing, securing, governing or otherwise pertaining to the Loan, and (i) all amendments, modifications, renewals, substitutions and replacements of any of the foregoing; provided however, in no event shall the term “Loan Documents” include that certain Hazardous Materials Indemnity Agreement (the “Environmental Indemnity Agreement”) dated the date hereof in favor of Lender (and in connection therewith, Borrower hereby acknowledges and agrees that the obligations of the indemnitors under such agreement shall survive any termination, satisfaction, assignment, entry of a judgment of foreclosure or delivery of a deed in lieu of foreclosure).

“Loan Year” means (a) for the first Loan Year, the period between the date hereof and one calendar year from the last day of the month in which the Closing Date occurs (unless the

Closing Date is on the first day of a month, in which case the first Loan Year shall commence on such Closing Date and end one calendar year from the last day of the month immediately preceding the Closing Date) and (b) each consecutive twelve month calendar period after the first Loan Year until the Maturity Date.

“Maturity Date” means, as applicable, the earlier of (a) December 1, 2027, or (b) any earlier date on which the entire Loan is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.

“Mortgage” means the Leasehold Deed to Secure Debt and Security Agreement, executed by Borrower in favor of Lender, covering the Project.

“Note” means the Promissory Note of even date, in the stated principal amount of $17,600,000.00, executed by Borrower, and payable to the order of Lender in evidence of the Loan.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency, authority or political subdivision thereof, or any other form of entity.

“Potential Default” means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Project” means Northlake Tower Festival Shopping Center, Tucker, Georgia, and all related facilities, amenities, fixtures, and personal property owned by Borrower and any improvements now or hereafter located on the real property described in Exhibit A created under and by virtue of the Ground Lease.

“Rating Agencies” means each of Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., Moody’s Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch Investors Service, L.P., or any other nationally recognized statistical rating agency, which has been approved by Lender;

“Replacement and Rollover Escrow Fund” has the meaning assigned in Section 2.4.

“Required Repair Fund” has the meaning assigned in Section 2.4.

“Secondary Market Transaction” has the meaning assigned in Section 8.11.

“Single Purpose Entity” shall mean a Person (other than an individual, a government or any agency or political subdivision thereof), which exists solely for the purpose of owning the Project, observes corporate, company or partnership formalities, as applicable, independent of any other entity, and which otherwise complies with the covenants set forth in Section 6.14 hereof.

“Site Assessment” means an environmental engineering report for the Project prepared at Borrower’s expense by an engineer engaged by Borrower and approved by Lender, and in a manner satisfactory to Lender, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Materials on or about the Project, and the past or present discharge, disposal, release or escape of any such substances, all consistent with ASTM Standard E1527-93 or any successor thereto published by ASTM and good customary and commercial practice.

“Tax Escrow Fund” has the meaning assigned in Section 3.4.

“Taxes” has the meaning assigned in Section 8.2.

“Yield Maintenance Amount” has the meaning assigned in Schedule 1.

ARTICLE 2

LOAN TERMS

Section 2.1 The Loan. Upon satisfaction of all the terms and conditions set forth in the Commitment, Lender agrees to make a Loan of SEVENTEEN MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($17,600,000.00) to the Borrower, which shall be funded in one advance and repaid in accordance with the terms of this Agreement and the Note. Borrower hereby agrees to accept the Loan on the Closing Date, subject to and upon the terms and conditions set forth herein.

Section 2.2 Interest Rate; Late Charge. Subject to adjustment in accordance with Section 2.5 hereof, the outstanding principal balance of the Loan shall bear interest at a rate of interest equal to seven and sixty-four one hundredths percent (7.64%) per annum (the “Contract Rate”). Interest at the Contract Rate shall be computed from the date of the initial disbursement under the Loan or the date of the preceding interest installment due date, as the case may be, to the date of the next interest installment due date or the Maturity Date by computing a daily amount of interest for a hypothetical year of three hundred sixty (360) days consisting of twelve months of thirty (30) days each, except that interest due and payable for a period less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360-day year. If Borrower fails to pay any installment of interest or principal within five (5) days of (and including) the date on which the same is due, Borrower shall pay to Lender a late charge on such past-due amount, as liquidated damages and not as a penalty, equal to five percent (5%) of such amount, but not in excess of the maximum amount of interest allowed by applicable law. While any Event of Default exists, the Loan shall bear interest at the Default Rate.

Section 2.3 Terms of Payment. The Loan shall be payable as follows, subject to adjustment in accordance with Section 2.5 hereof:

(a) Interest and Principal. A payment of interest only on the date hereof for the period from the date hereof through the last day of the current month (unless the Closing Date is the first day of a calendar month, in which case no such interest is due). Thereafter, a constant payment of $124,753.36, on the first day of January, 1998 and on the first day of each calendar month thereafter; each of such payments, to be applied (i) to the payment of interest computed at the Contract Rate and (ii) the balance applied toward reduction of the principal sum. The constant payment required hereunder is calculated to pay the entire principal sum over a 30 year amortization schedule.

(b) Maturity. On the Maturity Date, Borrower shall pay to Lender all outstanding principal, accrued and unpaid interest, default interest, late charges and any and all other amounts due under the Loan Documents.

(c) Prepayment. The Loan is closed to prepayment in whole or in part, during the first three (3) Loan Years. From the beginning of the fourth (4th) Loan Year to the Maturity Date, upon not less than thirty (30) days’ prior written notice to Lender, Borrower may prepay the Loan, in whole but not in part, on any scheduled monthly payment date and upon payment of (i) all amounts outstanding under the Loan Documents and (ii) a prepayment premium equal to the greater of (A) one percent (1%) of the outstanding balance of the Loan, and (B) the Yield Maintenance Amount (except that no such prepayment premium shall be due if the Loan is repaid during the ninety (90) day period prior to the scheduled Maturity Date). If the Loan is accelerated for any reason other than casualty or condemnation, and the Loan is otherwise closed to prepayment, Borrower shall pay, in addition to all other amounts outstanding under the Loan Documents, a prepayment premium equal to the sum of (1) the Yield Maintenance Amount and (2) five percent (5%) of the outstanding balance of the Loan. If for any reason the Loan is prepaid on a day other than a scheduled monthly payment date, the Borrower shall pay, in addition to the principal, interest and premium, if any, required under this Section, an amount equal to the interest that would have accrued on the Loan from the date of prepayment to the next scheduled monthly payment date.

Section 2.4 Security; Establishment of Funds. (a) The Loan shall be secured by the Mortgage creating a first lien on the Project, the Assignment of Leases and Rents and the other Loan Documents. As further security for the Loan, Borrower agrees to establish the following reserves with Lender, to be held by Lender as security for the Loan: (i) Borrower shall deposit with Lender the amount of $269,563.00 (or a lower amount if approved by Lender prior to closing, based on verification by Lender and Lender’s engineers of completion of a portion of the required repairs prior to Closing) (the “Required Repair Fund”) to perform the required repairs set forth on Schedule II annexed hereto by the deadlines set forth in such Schedule (which deadlines shall in no event be later than six (6) months from the date hereof); and (ii) Borrower shall deposit with Lender the amount of $50,000.00 at closing, and shall pay to Lender on the day of each calendar month a scheduled payment is due the amount of $10,000.00 until a balance of $300,000.00 is reached, at which time monthly payments will be suspended until the balance falls below $300,000.00, upon which event monthly payments of $10,000.00 will be made until the balance is restored to $300,000.00, for replacements and repairs and capital improvements required to be made to the Project during the calendar year and for tenant improvement and leasing commission obligations and other lease rollover costs incurred following the date hereof

(the “Replacement and Rollover Escrow Fund”). Failure by Borrower to maintain the Replacement and Rollover Escrow Fund at a level initially or subsequently required by Lender is and shall be an Event of Default under the Loan Documents.

(b) Pledge and Disbursement of Funds. Borrower hereby pledges to Lender, and grants a security interest in, any and all monies now or hereafter deposited in the Funds as additional security for the payment of the Loan. Lender shall make disbursements from the Funds as requested by Borrower, and approved by Lender in its reasonable discretion, on a quarterly basis in increments of no less than $5,000.00 upon delivery by Borrower of Lender’s standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Lender, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Lender may require an inspection of the Project at Borrower’s expense prior to making a quarterly disbursement in order to verify completion of replacements and repairs for which reimbursement is sought. The Funds shall be held with interest in Lender’s name and may be commingled with Lender’s own funds at financial institutions selected by Lender in its sole discretion. All earnings or interest on the Funds shall be added to and become a part of the applicable Fund and shall be disbursed as set forth herein. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Funds to the payment of the Loan in any order in its sole discretion. Until expended or applied as above provided, the Funds shall constitute additional security for the Loan. Lender shall have no obligation to release any of the Funds while any Event of Default or Potential Default then exists. All costs and expenses incurred by Lender in the disbursement of any of the Funds shall be paid by Borrower promptly upon demand.

Section 2.5 Accelerated Amortization. Notwithstanding anything to the contrary contained herein or in any of the Loan Documents:

(a) Commencing with the first (1st) day of the thirteenth (13th) Loan Year (the “Accelerated Payment Date”), the Contract Rate shall increase to the greater of (i) the Contract Rate plus 200 basis points, or (ii) the U.S. Treasury Rate (as defined below) plus 200 basis points (the “Adjusted Contract Rate”). The “U.S. Treasury Rate” is the yield calculated by linear interpolation (rounded to one-thousandths of one percent [i.e., .001%] of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/ Treasury Constant Maturities for the week ending prior to the Accelerated Payment Date, of the U.S. Treasury constant maturities with terms (one longer and one shorter) most nearly approximately the remaining term of the Loan as of the Accelerated Payment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the U.S. Treasury Rate.

(b) From and after the date that is ninety (90) days prior to the Accelerated Payment Date, upon not less than thirty (30) days’ prior written notice, Borrower may prepay the Loan in whole but not in part on any regularly scheduled payment date without penalty, premium or payment of the Yield Maintenance Amount.

(c) From and after the Accelerated Payment Date, interest shall accrue on the unpaid principal balance of the Loan at the Adjusted Contract Rate, but shall continue to be payable at the original Contract Rate and the additional interest attributable to the Adjusted Contract Rate shall be deferred and added to the unpaid principal balance of the Loan as of the first day of each month. To the extent permitted by applicable law, such deferred and capitalized interest shall earn interest at the Adjusted Contract Rate.

(d) One (1) month prior to the Accelerated Payment Date, Borrower shall establish a lock box account (the “Lock Box”) satisfactory to Lender in its sole discretion pursuant to which all rents and other income (including prepaid rents, if any) from the Project from and after the Accelerated Payment Date shall be deposited. Borrower shall pay Lender’s costs and expenses in connection with establishing and administering the Lock Box.

(e) Three (3) months prior to the Accelerated Payment Date, Borrower shall submit an annual operating statement and budget to Lender for its review and approval, which approval shall not be unreasonably withheld or delayed, (as approved by Lender, the “Budget”).

(f) Commencing on the Accelerated Payment Date and on the first day of each month thereafter, all rents and other income from the Project shall be applied in the following priority:

(i) First, to payment of the Tax Escrow Fund;

(ii) Second, to payment of an amount equal to interest on the Loan at the original Contract Rate (without giving effect to the Adjusted Contract Rate), and then to an amount equal to the regularly scheduled principal installment due on the Loan (without giving effect to the Adjusted Contract Rate);

(iii) Third, to payment of any other reserves then required under the Loan (i.e., for capital improvements, major repairs and/or lease rollover);

(iv) Fourth, to payment of operating expenses in accordance with the Budget;

(v) Fifth, to payment of other operating expenses not set forth in the Budget and approved by Lender in its sole but reasonable discretion;

(vi) Sixth, to reduction of the principal balance of the Loan (without giving effect to any deferred and capitalized interest);

(vii) Seventh, to payment of deferred and capitalized interest;

(viii) Eighth, to payment of any other amounts due Lender under the Loan Documents; and

(ix) Ninth, the balance to Borrower.

Nothing contained herein shall limit, reduce or otherwise affect Borrower’s obligation to make payments due under the Loan in respect of the first three items specified in subsection 2.5(f)

above whether or not rents and other income from the Project are available to make such payments.

ARTICLE 3

INSURANCE, CONDEMNATION, AND IMPOUNDS

Section 3.1 Insurance. Borrower shall maintain insurance as follows:

(a) Casualty; Business Interruption. Borrower shall keep the Project insured against damage by fire and the other hazards covered by a standard extended coverage and all-risk insurance policy for the full insurable value thereof on a replacement cost claim recovery basis (without reduction for depreciation or co-insurance), and shall maintain such other casualty insurance as reasonably required by Lender. Lender reserves the right to require the following additional insurance: boiler and machinery; flood; earthquake/sinkhole; workers compensation and/or building ordinance. Borrower shall keep the Project insured against loss by flood if the Project is located currently or at any time in the future in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994 (as such acts may from time to time be amended) in an amount at least equal to the lesser of (i) the maximum amount of the Loan or (ii) the maximum limit of coverage available under said acts. Any such flood insurance policy shall be issued in accordance with the requirements and current guidelines of the Federal Insurance Administration. Borrower shall maintain use and occupancy insurance covering, as applicable, rental income or business interruption, with coverage in an amount not less than twelve (12) months anticipated gross rental income or gross business earnings, as applicable in each case, attributable to the Project. Borrower shall not maintain any separate or additional insurance, which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Lender in all respects. The proceeds of insurance paid on account of any damage or destruction to the Project shall be paid to Lender to be applied as provided in Section 3.2.

(b) Liability. Borrower shall maintain (i) commercial general liability insurance with respect to the Project providing for limits of liability of not less than $5,000,000 for both injury to or death of a person and for property damage per occurrence, and (ii) other liability insurance as reasonably required by Lender.

(c) Form and Quality. All insurance policies shall be endorsed in form and substance acceptable to Lender to name Lender as an additional insured, loss payee or mortgagee thereunder, as its interest may appear, with loss payable to Lender, without contribution, under a standard New York (or local equivalent) mortgagee clause. All such insurance policies and endorsements shall be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the State of Georgia, with a general company and financial size rating of “A-IX” or better as established by Best’s Rating Guide and “AA” or better by Standard & Poor’s Ratings Group. Each policy shall provide that such policy may not be canceled or materially changed except upon thirty (30) days’ prior written notice of intention of non-renewal, cancellation or material change to Lender and that no act or thing done by Borrower shall invalidate any policy as against Lender. Blanket policies shall be permitted only if Lender receives evidence of appropriate endorsements containing Lender’s right to continue coverage on a pro rata pass-through basis and that coverage will not be affected by any loss on other properties covered by the policies. Borrower shall pay the premiums for such policies (the “Insurance Premiums”) as the same become due and payable annually in advance. Borrower shall furnish to Lender evidence of payment of all Insurance Premiums as such times as the Insurance Premiums are paid. If Borrower fails to pay the premiums when due, Lender may obtain such insurance and pay the premium therefor and Borrower shall, on demand, reimburse Lender for all expenses incurred in connection therewith. Borrower shall assign the policies or proofs of insurance to Lender, in such manner and form that Lender and its successors and assigns shall at all times have and hold the same as security for the payment of the Loan. Borrower shall deliver copies of all original policies certified to Lender by the insurance company or authorized agent as being true copies, together with the endorsements required hereunder, or deliver original certificates of insurance evidencing such policies and endorsements. The proceeds of insurance policies coming into the possession of Lender shall not be deemed trust funds, and Lender shall be entitled to apply such proceeds as herein provided.

(d) Adjustments. Borrower shall give immediate written notice of any loss to the insurance carrier and to Lender. Upon the occurrence of an Event of Default, Borrower hereby irrevocably authorizes and empowers Lender, as attorney-in-fact for Borrower coupled with an interest, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Lender’s expenses incurred in the collection of such proceeds. Nothing contained in this Section 3.1(d), however, shall require Lender to incur any expense or take any action hereunder.

Section 3.2 Use and Application of Insurance Proceeds.

(a) If the Project shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, Borrower, to the extent insurance proceeds are made available, shall promptly proceed to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law.

(b) Lender shall apply insurance proceeds to costs of restoring the Project or to the Loan as follows:

(i) if the loss is less than or equal to $50,000, Lender shall apply the insurance proceeds to restoration provided (A) no Event of Default or Potential Default exists, and (B) Borrower promptly commences and is diligently pursuing restoration of the Project;

(ii) if the loss exceeds $50,000 but is not more than 20% of the replacement value of the improvements, Lender shall apply the insurance proceeds to restoration provided that (A) at all times during such restoration no Event of Default or Potential Default exists; (B) Lender determines throughout the restoration that there are sufficient funds available to restore and repair the Project to a condition approved by Lender; (C) Lender determines that the net operating income of the Project during restoration will be sufficient to pay Debt Service; (D) Lender determines (based on leases which will remain in effect after restoration is complete if the Project is not a multi-family project) that after restoration the ratio of net operating income to Debt Service will equal at least the ratio that existed on the Closing Date; (E) Lender determines that the ratio of the outstanding principal balance of the Loan to appraised value of the project after restoration will not exceed the loan-to-value ratio that existed on the Closing Date; (F) Lender determines that restoration and repair of the Project to a condition approved by Lender will be completed within six months after the date of loss or casualty and in any event ninety (90) days prior to the Maturity Date; (G) Borrower promptly commences and is diligently pursuing restoration of the Project; and (H) the Project after the restoration will be in compliance with and permitted under all applicable zoning, building and land use laws, rules, regulations and ordinances; and

(iii) if the conditions set forth in (i) and (ii) above are not satisfied in Lender’s sole but reasonable discretion, Lender may apply any insurance proceeds it may receive to the payment of the Loan or allow all or a portion of such proceeds to be used for the restoration of the Project.

(c) Insurance proceeds applied to restoration will be disbursed on receipt of satisfactory plans and specifications, contracts and subcontracts, schedules, budgets, lien waivers and architects’ certificates, and otherwise in accordance with prudent commercial construction lending practices for construction loan advances (including appropriate retainages to ensure that all work is completed in a workmanlike manner).

Section 3.3 Condemnation Awards. Borrower shall promptly give Lender written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding (a “Condemnation”) and shall deliver to Mortgagee copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Mortgagor, to the extent any award or compensation (an “Award”) is made available, shall promptly proceed to restore, repair, replace or rebuild the same to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with applicable law. Lender may participate in any such proceeding and Borrower will deliver to Lender all instruments necessary or required by Lender to permit such participation. Without Lender’s prior consent (which consent shall not be unreasonably withheld or delayed), Borrower (a) shall not agree to any compensation or award, and (b) shall not take any action or fail to take any action which would cause the compensation to be determined. All Awards for the taking or purchase in lieu of condemnation of the Project or any part thereof are hereby assigned to and shall be paid to Lender. Borrower authorizes Lender to collect and receive such Awards, to give proper receipts and acquittances therefor, and in Lender’s sole discretion to apply the same toward the payment of the Loan, notwithstanding that the Loan may not then be due and payable, or to the restoration of the Project; provided, however, if the award is less than or equal to $50,000 and Borrower requests that such proceeds be used for non-structural site improvements (such as landscape, driveway, walkway and parking area repairs) required to be made as a result of such condemnation, Lender will apply the award to such restoration in accordance with disbursement procedures applicable to insurance proceeds provided there exists no Potential Default or Event of Default. Borrower, upon request by Lender, shall execute all instruments requested to confirm the assignment of the Awards to Lender, free and clear of all liens, charges or encumbrances.

Section 3.4 Impounds. Borrower shall deposit with Lender, monthly, one-twelfth (1/12th) of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, (said amounts hereinafter called the “Tax Escrow Fund”). At or before the advance of the Loan, Borrower shall deposit with Lender a sum of money, which together with the monthly installments will be sufficient to make each of such payments thirty (30) days prior to the date, any delinquency or penalty becomes due with respect to such payments. Deposits shall be made on the basis of Lender’s estimate from time to time of the charges for the current year (after giving effect to any reassessment or, at Lender’s election, on the basis of the charges for the prior year, with adjustments when the charges are fixed for the then current year). All funds so deposited shall be held by Lender, with interest, and may be commingled with Lender’s general funds. To the extent the earnings or interest on the amounts held by Lender for the Tax Escrow Fund exceed the required reserve requirements, Lender shall disburse such excess to Borrower within sixty (60) days following the end of each calendar year. Borrower hereby grants to Lender a security interest in all funds so deposited with Lender for the purpose of securing the Loan. While an Event of Default exists, the funds deposited may be applied in payment of the charges for which such funds have been deposited, or to the payment of the Loan or any other charges affecting the security of Lender, as Lender may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender. Borrower shall furnish Lender with bills for the charges for which such deposits are required at least thirty (30) days prior to the date on which the charges first become payable. If at any time the amount on deposit with Lender, together with amounts to be deposited by Borrower before such charges are payable, is insufficient to pay such charges, Borrower shall deposit any deficiency with Lender immediately upon demand. Lender shall pay such charges when the amount on deposit with Lender is sufficient to pay such charges and Lender has received a bill for such charges.

Section 3.5 COLLATERAL PROTECTION. UNLESS BORROWER HEREBY PROVIDES LENDER WITH EVIDENCE OF INSURANCE COVERAGE REQUIRED BY THE LOAN DOCUMENTS, LENDER MAY PURCHASE INSURANCE AT BORROWER’S EXPENSE TO PROTECT LENDER’S INTEREST IN THE PROPERTY. THIS INSURANCE MAY, BUT NEED NOT, PROTECT BORROWER’S INTEREST. THE COVERAGE THAT LENDER MAY PURCHASE MAY NOT PAY ANY CLAIM THAT LENDER MAKES OR ANY CLAIM THAT IT MIGHT MAKE AGAINST BORROWER IN CONNECTION WITH THE PROPERTY. BORROWER MAY LATER CANCEL ANY INSURANCE PURCHASED BY LENDER BUT ONLY AFTER PROVIDING LENDER WITH EVIDENCE THAT BORROWER HAS OBTAINED INSURANCE AS REQUIRED BY THE LOAN DOCUMENTS. IF LENDER PURCHASES INSURANCE FOR THE PROPERTY,

BORROWER WILL BE RESPONSIBLE FOR THE COST OF THAT INSURANCE, INCLUDING INTEREST AND OTHER CHARGES LENDER MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COST OF THE INSURANCE MAY BE ADDED TO BORROWER’S TOTAL SECURED OBLIGATIONS. THE COST OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE BORROWER MAY BE ABLE TO OBTAIN ON ITS OWN. BY EXECUTING THIS DOCUMENT, BORROWER ACKNOWLEDGES THE FOREGOING.

ARTICLE 4

ENVIRONMENTAL MATTERS

Section 4.1 Certain Definitions. As used herein, the following terms have the meanings indicated:

(a) “Environmental Laws” means any federal, state or local law (whether imposed by statute, ordinance, rule, regulation, administrative or judicial order, or common law), now or hereafter enacted, governing health, safety, industrial hygiene, the environment or natural resources, or Hazardous Materials, including, without limitation, such laws governing or regulating (i) the use, generation, storage, removal, recovery, treatment, handling, transport, disposal, control, release, discharge of, or exposure to, Hazardous Materials, (ii) the transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of such property, or (iii) requiring notification or disclosure of releases of Hazardous Materials or other environmental conditions whether or not in connection with a transfer of title to or interest in property.

(b) “Hazardous Materials” means (i) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by-product thereof, (ii) asbestos or asbestos-containing materials, (iii) polychlorinated biphenyls (pcbs), (iv) radon gas, (v) underground storage tanks, (vi) any explosive or radioactive substances, (vii) lead or lead-based paint, or (viii) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any governmental authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws.

Section 4.2 Representations and Warranties on Environmental Matters. To Borrower’s knowledge, except as set forth in the Site Assessment, (a) no Hazardous Material is now or was formerly used, stored, generated, manufactured, installed, treated, discharged, disposed of or otherwise present at or about the Project or any property adjacent to the Project (except for cleaning and other products currently used in connection with the routine maintenance or repair of the Project in full compliance with Environmental Laws) and no Hazardous Material was removed or transported from the Project, (b) all permits, licenses, approvals and filings required by Environmental Laws have been obtained, and the use, operation and condition of the Project does not, and did not previously, violate any Environmental Laws, (c) no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought or been threatened, nor have any settlements been reached by or with any parties or any liens imposed in connection with the Project concerning Hazardous Materials or Environmental Laws; and (d) no underground storage tanks exist on any part of the Project.

Section 4.3 Covenants on Environmental Matters.

(a) Borrower shall (i) comply strictly and in all respects with applicable Environmental Laws; (ii) notify Lender immediately upon Borrower’s discovery of any spill, discharge, release or presence of any Hazardous Material at, upon, under, within, contiguous to or otherwise affecting the Project; (iii) promptly remove such Hazardous Materials and remediate the Project in full compliance with Environmental Laws and in accordance with the reasonable recommendations and specifications of an independent environmental consultant approved by Lender; and (iv) promptly forward to Lender copies of all orders, notices, permits, applications or other communications and reports in connection with any spill, discharge, release or the presence of any Hazardous Material or any other matters relating to the Environmental Laws or any similar laws or regulations, as they may affect the Project or Borrower.

(b) Borrower shall not cause, shall prohibit any other Person within the control of Borrower from causing, and shall use prudent, commercially reasonable efforts to prohibit other Persons (including tenants) from (i) causing any spill, discharge or release, or the use, storage, generation, manufacture, installation, or disposal, of any Hazardous Materials at, upon, under, within or about the Project or the transportation of any Hazardous Materials to or from the Project (except for cleaning and other products used in connection with routine maintenance or repair of the Project in full compliance with Environmental Laws), (ii) installing any underground storage tanks at the Project, or (iii) conducting any activity that requires a permit or other authorization under Environmental Laws.

(c) Borrower shall provide to Lender, at Borrower’s expense promptly upon the written request of Lender from time to time, a Site Assessment or, if required by Lender, an update to any existing Site Assessment, to assess the presence or absence of any Hazardous Materials and the potential costs in connection with abatement, cleanup or removal of any Hazardous Materials found on, under, at or within the Project. Borrower shall pay the cost of no more than one such Site Assessment or update in any twelve (12)-month period, unless Lender’s request for a Site Assessment is based on information provided under Section 4.3(a), a reasonable suspicion of Hazardous Materials at or near the Project, a breach of representations under Section 4.2, or an Event of Default, in which case any such Site Assessment or update shall be at Borrower’s expense.

Section 4.4 Allocation of Risks and Indemnity. Subject to the provisions of this Section 4.4, as between Borrower and Lender, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Material at, upon, within, contiguous to or otherwise affecting the Project, shall lie solely with Borrower. Accordingly, Subject to the provisions of this Section 4.4, Borrower shall bear all risks and costs associated with any loss (including any loss in value attributable to Hazardous Materials), damage or liability therefrom, including all costs of removal of Hazardous Materials or other remediation required by Lender or by law. Borrower shall indemnify, defend and hold Lender and its shareholders, directors, officers, employees and agents harmless from and against all loss, liabilities, damages, claims, costs and expenses (including reasonable costs of defense and consultant fees, investigation and laboratory fees, court costs, and other litigation expenses) arising out of or associated, in any way, with (a) the non-compliance with Environmental Laws, or (b) the existence of Hazardous Materials in, on, or about the Project, (c) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to Hazardous Materials; (d) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, (e) a breach of any representation, warranty or covenant contained in this Article 4, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, or (f) the imposition of any environmental lien encumbering the Project; provided, however, Borrower shall not be liable under such indemnification to the extent such loss, liability, damage, claim, cost or expense results solely from Lender’s gross negligence or willful misconduct. Borrower’s obligations under this Section 4.4 shall arise whether or not any governmental authority has taken or threatened any action in connection with the presence of any Hazardous Material, and whether or not the existence of any such Hazardous Material or potential liability on account thereof is disclosed in the Site Assessment and shall continue except as provided in Section 12.1 hereof, notwithstanding the repayment of the Loan or any transfer or sale of any right, title and interest in the Project (by foreclosure, deed in lieu of foreclosure or otherwise). Additionally, if any Hazardous Materials affect or threaten to affect the Project, Lender may (but shall not be obligated to) give such notices and take such actions as it reasonably deems necessary or advisable at the expense of the Borrower in order to abate the discharge of any Hazardous Materials or remove the Hazardous Materials. Any amounts payable to Lender by reason of the application of this Section 4.4 shall become immediately due and payable and shall bear interest at the Default Rate from the date Borrower is notified that loss or damage has been sustained by Lender until paid. The obligations and liabilities of Borrower under this Section 4.4 shall survive any termination, satisfaction, assignment, entry of a judgment of foreclosure or delivery of a deed in lieu of foreclosure.

Section 4.5 No Waiver. Notwithstanding any provision in this Article 4 or elsewhere in the Loan Documents, or any rights or remedies granted by the Environmental Indemnity Agreement or the Loan Documents, Lender does not waive and expressly reserves all rights and benefits now or hereafter accruing to Lender under the “security interest” or “secured creditor” exception under applicable Environmental Laws, as the same may be amended. No action taken by Lender pursuant to the Environmental Indemnity Agreement or the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the “security interest exception.”

ARTICLE 5

LEASING MATTERS

Section 5.1 Representations and Warranties on Leases. Borrower represents and warrants to Lender with respect to leases of the Project that, except as set forth in any writing delivered to Lender prior to the Closing Date: (a) the rent roll delivered to Lender is true and correct, and the leases are valid and in and full force and effect; (b) the leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (c) the copies of the leases delivered to Lender are true and complete; (d) neither the landlord nor any tenant is in default under any of the leases; (e) Borrower has no knowledge of any notice of termination or default with respect to any lease; (f) Borrower has not assigned or pledged any of the leases, the rents or any interests therein except to Lender; (g) except as set forth in any writing delivered to Lender prior to the Closing Date, no tenant or other party has an option to purchase all or any portion of the Project; (h) except as set forth in any writing delivered to Lender prior to the Closing Date, no tenant has the right to terminate its lease prior to expiration of the stated term of such lease; and (i) no tenant has prepaid more than one month’s rent in advance (except for bona fide security deposits not in excess of an amount equal to two month’s rent).

Section 5.2  Standard Lease Form; Approval Rights. All existing leases and other rental arrangements required to be reviewed by Lender have been approved by Lender as of the Closing Date, and all future leases and other rental arrangements shall be on a standard lease form which has been approved by Lender as of the Closing Date, with no material modifications (except as approved by Lender). Such lease form shall provide that (a) the lease is subordinate to the Mortgage, (b) the tenant shall attorn to Lender, and (c) that any cancellation, surrender, or amendment (except for minor modifications and amendments entered into in the ordinary course of business, consistent with prudent property management practices, not affecting the economic terms of the lease) of such lease without the prior written consent of Lender shall be voidable by Lender. Borrower shall hold, in trust, all tenant security deposits in a segregated account, and, to the extent required by applicable law, shall not commingle any such funds with any other funds of Borrower. Within ten (10) days after Lender’s request, Borrower shall furnish to Lender a statement of all tenant security deposits, and copies of all leases not previously delivered to Lender, certified by Borrower as being true and correct. Notwithstanding anything contained in the Loan Documents, Lender’s approval shall not be required for future leases or lease extensions of 10,000 square feet or less if the following conditions are satisfied: (i) there exists no Potential Default or Event of Default; (ii) the lease is on the standard lease form approved by Lender with no material modifications; (iii) the lease does not conflict with any restrictive covenant affecting the Project; and (iv) the rental rate and the economic terms are within written parameters approved by Lender. For any lease that requires the approval of Lender Borrower shall submit a term sheet for such lease to Lender at least seven (7) days prior to the proposed execution date of the lease. If Borrower has not received a response from Lender within seven (7) days from the date the term sheet was submitted to Lender, the proposed terms shall be deemed approved by Lender. If the term sheet is approved or deemed approved by Lender, Borrower shall not be required to submit the lease for approval unless (i) there are material differences from the term sheet approved by Lender or (ii) the lease is not on the standard form approved by Lender. All costs and expenses incurred by Lender in its review and approval of any lease shall be paid by Borrower promptly upon request.

Section 5.3 Covenants. Borrower (a) shall perform the obligations which Borrower is required to perform under the leases; (b) shall enforce in a commercially reasonable manner the obligations to be performed by the tenants; (c) shall promptly furnish to Lender any notice of default or termination received by Borrower from any tenant, and any notice of default or termination given by Borrower to any tenant; (d) shall not collect any rents for more than thirty (30) days in advance of the time when the same shall become due, except for bona fide security deposits not in excess of an amount equal to two months rent; (e) shall not enter into any ground lease or master lease of any part of the Project; (f) shall not further assign or encumber any lease; (g) shall not, except with Lender’s prior written consent, cancel or accept surrender or termination of any lease (except upon the terms set forth in such lease); and (h) shall not, except with Lender’s prior written consent, modify or amend any lease (except for minor modifications and amendments entered into in the ordinary course of business, consistent with prudent property management practices, not affecting the economic terms of the lease), (i) shall not lease or permit to be leased any space in the Project for the purpose of operating an on-site dry cleaning plant; and (j) with respect to retail property, any lease termination or cancellation fees shall be paid to Lender and held in the Rollover Escrow Account. Any action in violation of clauses (e), (f), (g), (h) and (i) of this Section 5.3 shall be void at the election of Lender.

Section 5.4 Tenant Estoppels. At Lender’s request, Borrower shall use reasonable efforts to obtain and furnish to Lender, written estoppels in form and substance satisfactory to Lender, executed by tenants under leases in the Project and confirming the term, rent, and other provisions and matters relating to the leases, and whether any default exists.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

Borrower represents, warrants and covenants to Lender that:

Section 6.1 Organization, Power and Authority. Borrower and each Borrower Party (a) is duly organized, validly existing and in good standing under the laws of the state of its formation or existence, (b) is in compliance with all legal requirements applicable to doing business in the State of Georgia, and (c) has the necessary governmental approvals to own and operate the Project and conduct the business now conducted or to be conducted thereon. Borrower has the full power, authority and right to execute, deliver and perform its obligations pursuant to this Loan Agreement and the other Loan Documents, and to mortgage the Project pursuant to the terms of the Mortgage and to keep and observe all of the terms of this Loan Agreement and the other Loan Documents on Borrower’s part to be performed. Borrower is not a “foreign person” within the meaning of § 1445(f)(3) of the Internal Revenue Code.

Section 6.2 Validity of Loan Documents. The execution, delivery and performance by Borrower and each Borrower Party of the Loan Documents: (a) are duly authorized and do not require the consent or approval of any other Person, including governmental authority or court, which has not been obtained; and (b) will not violate any law or result in the imposition of any lien, charge or encumbrance upon the assets of any such Person, except as contemplated by the Loan Documents. The Loan Documents constitute the legal, valid and binding obligations of Borrower and each Borrower Party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors’ rights.

Section 6.3 Liabilities; Litigation.

(a) The financial statements delivered by Borrower and each Borrower Party are true and correct with no significant change since the date of preparation. Except as disclosed in such financial statements, there are no liabilities (fixed or contingent) affecting the Project, Borrower or any Borrower Party. Except as disclosed in such financial statements, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Borrower, threatened, against the Project, Borrower or any Borrower Party which if adversely determined could have a material adverse effect on such party, the Project or the Loan.

(b) Neither Borrower nor any Borrower Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and neither Borrower nor any Borrower Party has knowledge of any Person contemplating the filing of any such petition against it.

Section 6.4 Taxes and Assessments. The Project is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. There are no pending or, to Borrower’s best knowledge, proposed, special or other assessments for public improvements or otherwise affecting the Project, nor are there any contemplated improvements to the Project that may result in such special or other assessments.

Section 6.5 Other Agreements; Defaults. Neither Borrower nor any Borrower Party is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which might adversely affect the Project or the business, operations, or condition (financial or otherwise) of Borrower or any Borrower Party. Neither Borrower nor any Borrower Party is in violation of any agreement which violation would have an adverse effect on the Project, Borrower, or any Borrower Party or Borrower’s or any Borrower Party’s business, properties, or assets, operations or condition, financial or otherwise.

Section 6.6 Compliance with Law.

(a) Borrower and each Borrower Party have all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, lease and operate the Project and carry on its business, and the Project is in compliance with all applicable legal requirements and is free of structural defects, and all building systems contained therein are in good working order, subject to ordinary wear and tear, except as set forth in that certain Property Condition Report dated August 6, 1997, prepared by Eckland Consultants, Inc. The Project does not constitute, in whole or in part, a legally non-conforming use under applicable legal requirements;

(b) No condemnation has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Project or for the relocation of roadways providing access to the Project; and

(c) The Project has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary or convenient to the full use and enjoyment of the Project are located in the public right-of-way abutting the Project, and all such utilities are connected so as to serve the Project without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting the Project. All roads necessary for the full utilization of the Project for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities.

Section 6.7 Location of Borrower. Borrower’s principal place of business and chief executive offices are located at the address stated in Section 11.1.

Section 6.8 ERISA.

(a) As of the date hereof and throughout the term of the Loan, (i) Borrower is not and will not be an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title I of ERISA, and (ii) the assets of Borrower do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA; and

(b) As of the date hereof and throughout the term of the Loan (i) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(3) of ERISA and (ii) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.

Section 6.9 Forfeiture. There has not been committed by Borrower or any other person in occupancy of or involved with the operation or use of the Project, and there shall never be committed by Borrower, any act or omission affording the federal government or any state or local government the right of forfeiture as against the Project or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

Section 6.10 Tax Filings. Borrower and each Borrower Party have filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and each Borrower Party, respectively. Borrower and each Borrower Party believe that their respective tax returns properly reflect the income and taxes of Borrower and each Borrower Party, respectively, for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

Section 6.11 Solvency. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured, Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). Except as expressly disclosed to Lender in writing, no petition in bankruptcy has been filed against Borrower, Guarantor or any Borrower Party in the last seven (7) years, and neither Borrower, Guarantor or any Borrower Party in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.

Section 6.12 Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower or any Borrower Party in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, the Project or the business, operations or condition (financial or otherwise) of Borrower or any Borrower Party.

Section 6.13 Flood Zone. No portion of the improvements comprising the Project is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1994, as amended, or any successor law, or, if located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.1 hereof.

Section 6.14 Single Purpose Entity/Separateness. Borrower represents, warrants and covenants as follows:

(a) Borrower does not own and will not own any asset or property other than (i) the Project, and (ii) incidental personal property necessary for the ownership or operation of the Project.

(b) Borrower will not engage in any business other than the ownership, management and operation of the Project and Borrower will conduct and operate its business as presently conducted and operated.

(c) Borrower will not enter into any contract or agreement with any Affiliate of the Borrower, any constituent party of Borrower, the Guarantors or any Affiliate of any constituent party or Guarantor, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such Person.

(d) Borrower has not incurred and will not incur any Debt other than (i) the Loan, (ii) trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances, provided such debt is not evidenced by a note and is paid when due, and (iii) Debt incurred in the financing of equipment and other personal property used on the Project. No indebtedness other than the Loan may be secured (subordinate or pari passu) by the Project.

(e) Borrower has not made and will not make any loans or advances to any third party (including any affiliate or constituent party, any Guarantor or any affiliate of any constituent party or Guarantor), and shall not acquire obligations or securities of its Affiliates or any constituent party.

(f) Borrower is and will use best efforts to remain solvent and Borrower will pay, to the extent proceeds are available from the Project, its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

(g) Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Borrower will not, nor will Borrower permit any constituent party or any Guarantor to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Borrower or such constituent party or Guarantor without the prior written consent of Lender.

(h) Borrower will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party and Borrower will file its own tax returns. Borrower shall maintain its books, records, resolutions and agreements as official records.

(i) Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower, any constituent party of Borrower, any Guarantor or any Affiliate of any constituent party or Guarantor), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize separate invoices, bank accounts and checks.

(j) Borrower will maintain adequate capital, to the extent proceeds are available from the Project, for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(k) Neither Borrower nor any constituent party will seek the dissolution, winding up, liquidation, consolidation or merger in whole or in part, of the Borrower.

(l) Borrower will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party, any Guarantor, or any Affiliate of any constituent party or Guarantor, or any other Person.

(m) Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party, any Guarantor, or any Affiliate of any constituent party or Guarantor, or any other Person.

(n) Borrower does not and will not hold itself out to be responsible for the debts or obligations of any other Person.

Section 6.15 Ground Lease. Provided the Ground Lessor receives written notice from Lender of the Mortgage, Borrower hereby represents and warrants to Lender the following with respect to the Ground Lease:

(a) Recording; Modification. A memorandum of the Ground Lease has been duly recorded, the Ground Lease permits the interest of the Borrower to be encumbered by a mortgage or the Ground Lessor has approved and consented to the encumbrance of the Project by the Mortgage and there have not been amendments or modifications to the terms of the Ground Lease since its recordation other than that certain Amendment to Ground Lease Agreement dated April 27, 1983, and that certain Second Amendment to Ground Lease and Assignment dated December 27, 1984, which modified the terms of the Ground Lease and assigned the interest of the lessee to Atlanta Northlake Associates, filed January 18, 1985 and recorded in the Office of DeKalb County, Georgia, in Deed Book 5137, Page 201, and the further assignment of the interest of lessee to Confederation Life Insurance Company by virtue of that certain Deed under Power of Sale, dated April 7, 1992, and recorded in the Office of DeKalb County, Georgia, in Deed Book 7235, Page 586, and the further assignment of the interest of lessee to Borrower by virtue of that certain Assignment and Assumption of Ground Lease dated July 28, 1995, filed July 31, 1995 and recorded in the Office of DeKalb County, Georgia, in Deed Book 8634, Page 415. The Ground Lease may not be cancelled, terminated, surrendered or amended without the prior written consent of Lender.

(b) No Liens. Except for the Permitted Encumbrances (defined in the Mortgage), the Borrower’s interest in the Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage other than the Ground Lessor’s related fee interest.

(c) Ground Lease Assignable. The Borrower’s interest in the Ground Lease is assignable to the Lender upon notice to, but without the consent of, the Ground Lessor (or, if any such consent is required, it has been obtained prior to the Closing Date). The Ground Lease is further assignable by Lender, its successors and assigns without Ground Lessor’s consent.

(d) Default. To the best of Borrower’s knowledge, as of the date hereof, the Ground Lease is in full force and effect and no default has occurred under the Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice, could result in a default under the terms of the Ground Lease.

(e) Notice. Pursuant to the terms of the Ground Lease and the ground lease estoppel letter executed by the Ground Lessor dated October 24, 1997, the Ground Lessor is required to give notice of any default by the Borrower to the Lender. The Ground Lease, or an estoppel letter received by the Lender from Ground Lessor, further provides that notice of termination given under the Ground Lease is not effective against the Lender unless a copy of the notice has been delivered to the Lender in the manner described in the Ground Lease.

(f) Cure. The Lender is permitted the opportunity (including, where necessary, time to gain possession of the interest of the Borrower under the Ground Lease) to cure any default under the Ground Lease, which is curable after the receipt of notice of any of the default before the Landlord thereunder may terminate the Ground Lease.

(g) Term. The Ground Lease has a term which extends not less than ten (10) years beyond the Maturity Date of the Loan.

(h) New Lease. The Ground Lease requires the Ground Lessor to enter into a new lease upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding, provided the Ground Lessor receives written notice from Lender of Lender’s option to do so within thirty (30) days from the date of termination of the Ground Lease.

(i) Insurance Proceeds. Under the terms of the Ground Lease and the Mortgage, taken together, any related insurance and condemnation proceeds will be applied either to the repair or restoration of all or part of the Project, with the Lender having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon.

(j) Subleasing. The Ground Lease does not impose any restrictions on subleasing.

Section 6.16 Property Specific Representations. The management agreement for the Project (i) is in full force and effect, (ii) there is no default or violation by any party thereunder, and (iii) provides for a management fee of not more than 4% of rental collections.

ARTICLE 7

FINANCIAL REPORTING

Section 7.1 Financial Statements.

(a) Monthly Reports. During the first twelve (12) months of the term of the Loan, Borrower shall furnish to Lender within thirty (30) days after the end of each calendar month, a detailed operating statement (showing monthly activity and year-to-date) stating operating revenues, operating expenses, operating income and net cash flow for the calendar month just ended.

(b) Quarterly Reports. Within forty-five (45) days after the end of each calendar quarter, Borrower shall furnish to Lender a detailed operating statement (showing quarterly activity and year-to-date) stating operating revenues, operating expenses, operating income and net cash flow for the calendar quarter just ended.

(c) Annual Reports. Within ninety (90) days after the end of each fiscal year of Borrower’s operation of the Project, Borrower shall furnish to Lender a current (as of the end of such fiscal year) balance sheet, a detailed operating statement stating operating revenues, operating expenses, operating income and net cash flow for each of Borrower and the Project, and, if required by Lender, prepared on a review basis and certified by an independent public accountant satisfactory to Lender. Borrower’s annual financial statements shall include 1) a list of the tenants, if any, occupying more than twenty percent (20%) of the total floor area of the Project, 2) a breakdown showing the year in which each Lease then in effect expires, and 3) a breakdown of the percentage of total floor area of the Project and the percentage of base rent with respect to which Leases shall expire in each year, each such percentage to be expressed on both a per year and a cumulative basis.

(d) Certification; Supporting Documentation. Each such financial statement shall be in scope and detail satisfactory to Lender and certified by the chief financial representative of Borrower.

Section 7.2 Accounting Principles. All financial statements shall be prepared in accordance with generally accepted accounting principles in the United States of America as in effect on the date so indicated and consistently applied (or such other accounting basis reasonably acceptable for Lender).

Section 7.3 Other Information; Access. Borrower shall deliver to Lender such additional information regarding Borrower, its subsidiaries, its business, any Borrower Party, and the Project within 30 days after Lender’s request therefor. Borrower shall permit Lender to examine such records, books and papers of Borrower which reflect upon its financial condition and the income and expenses of the Project.

Section 7.4 Annual Budget. At least thirty (30) days prior to the commencement of each fiscal year, Borrower will provide to Lender its proposed annual operating and capital improvements budget for such fiscal year for review and approval by Lender.

ARTICLE 8

COVENANTS

Borrower covenants and agrees with Lender as follows:

Section 8.1 Due On Sale and Encumbrance; Transfers of Interests. Without the prior written consent of Lender, neither Borrower nor any other Person having an ownership or beneficial interest in Borrower shall sell, transfer, convey, mortgage, pledge, or assign any interest in the Project or any part thereof or further encumber, alienate, grant a Lien or grant any other interest in the Project or any part thereof, whether voluntarily or involuntarily, in violation of the covenants and conditions set forth in the Mortgage.

Section 8.2 Taxes; Utility Charges. Except to the extent sums sufficient to pay all Taxes (defined herein) have been previously deposited with Lender as part of the Tax Escrow Fund, Borrower shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any real estate taxes and assessments, franchise taxes and charges, and other governmental charges (the “Taxes”) that may become a Lien upon the Project or become payable during the term of the Loan; provided, however; Borrower may contest the validity of Taxes so long as (a) Borrower notifies Lender that it intends to contest such Taxes, (b) Borrower provides Lender with an indemnity, bond or other security satisfactory to Lender assuring the discharge of Borrower’s obligations for such Taxes, including interest and penalties, (c) Borrower is diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the Maturity Date or the date on which the Project is scheduled to be sold for non-payment, (d) Borrower promptly upon final determination thereof pay the amount of any such Taxes, together with all costs, interest and penalties which may be payable in connection therewith; and (e) notwithstanding the foregoing, Borrower shall immediately upon request of Lender pay any such Taxes notwithstanding such contest if, in the opinion of Lender, the Project or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost. Lender may pay over any cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established. Borrower’s compliance with Section 3.4 of this Agreement relating to impounds for Taxes shall, with respect to payment of such Taxes, be deemed compliance with this Section 8.2. Borrower shall not suffer or permit the joint assessment of the Project with any other real property constituting a separate tax lot or with any other real or personal property. Borrower shall promptly pay for all utility services provided to the Project.

Section 8.3 Control; Management. There shall be no change in the day-to-day control and management of Borrower or Borrower’s general partner or managing member without the prior written consent of Lender. Borrower shall not terminate, replace or appoint any manager or terminate or amend the management agreement for the Project without Lender’s prior written approval. Any change in ownership or control of the manager shall be cause for Lender to re-approve such manager and management agreement. Each manager shall hold and maintain all necessary licenses, certifications and permits required by law. Borrower shall fully perform all of its covenants, agreements and obligations under the management agreement. The management fee payable under the management agreement shall not exceed four percent (4%) of rental collections.

Section 8.4 Operation; Maintenance; Inspection. Borrower shall observe and comply with all legal requirements applicable to the ownership, use and operation of the Project.

Borrower shall maintain the Project in good condition and promptly repair any deterioration, and, subject to the provisions of Article 3 hereof, promptly repair any casualty. Borrower shall permit Lender and its agents, representatives and employees, upon reasonable prior notice to Borrower, to inspect the Project and conduct such environmental and engineering studies as Lender may require, provided such inspections and studies do not materially interfere with the use and operation of the Project.

Section 8.5 Taxes on Security. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender. If there shall be enacted any law (a) deducting the Loan from the value of the Project for the purpose of taxation, (b) affecting any Lien on the Project, or (c) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrower shall promptly pay to Lender, on demand, all taxes, costs and charges for which Lender is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Loan Documents to be immediately due and payable.

Section 8.6 Legal Existence; Name, Etc. Borrower shall preserve and keep in full force and effect its entity status, franchises, rights and privileges under the laws of the state of its formation, and all qualifications, licenses and permits applicable to the ownership, use and operation of the Project. Neither Borrower nor any general partner or managing member of Borrower shall wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of Borrower’s assets, or cause Borrower to acquire all or substantially all of the assets of the business of any Person, or permit any constituent party of Borrower or any member of Borrower to do so on behalf of Borrower. Borrower shall not change its name, identity, or organizational structure, or the location of its chief executive office or principal place of business unless Borrower (a) shall have obtained the prior written consent of Lender to such change, and (b) shall have taken all actions necessary or requested by Lender to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents.

Section 8.7 Further Assurances. Borrower shall promptly (a) cure any defects in the execution and delivery of the Loan Documents and the Environmental Indemnity Agreement, and (b) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Lender may reasonably request to further evidence and more fully describe the collateral for the Loan, to correct any omissions in the Loan Documents, to perfect, protect or preserve any liens created under any of the Loan Documents and the Environmental Indemnity Agreement, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith. Borrower grants Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender under the Loan Documents and the Environmental Indemnity Agreement, at law and in equity, including without limitation such rights and remedies available to Lender pursuant to this Section 8.7.

Section 8.8 Estoppel Certificates. Borrower, within ten (10) days after request, shall furnish to Lender a written statement, duly acknowledged, setting forth the amount due on the Loan, the terms of payment of the Loan, the date to which interest has been paid, whether any offsets or defenses exist against the Loan and, if any are alleged to exist, the nature thereof in detail, and such other matters as Lender reasonably may request.

Section 8.9 Notice of Certain Events. Borrower shall promptly notify Lender of (a) any Potential Default or Event of Default, together with a detailed statement of the steps being taken to cure such Potential Default or Event of Default; (b) any notice of default received by Borrower under other obligations relating to the Project or otherwise material to Borrower’s business; and (c) any threatened or pending legal, judicial or regulatory proceedings, including any dispute between Borrower and any governmental authority, affecting Borrower or the Project.

Section 8.10 Indemnification. Borrower shall protect, defend, indemnify and save harmless Lender its shareholders, directors, officers, employees and agents from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorneys’ fees and expenses), imposed upon or incurred by or asserted against Lender by reason of (a) ownership of the Mortgage, the Project or any interest therein or receipt of any rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Project or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Project or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Project or any part thereof; and (e) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Agreement, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Agreement is made; except to the extent caused by or arising out of Lender’s gross negligence or willful misconduct. Any amounts payable to Lender by reason of the application of this section shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid.

Section 8.11 Cooperation. Borrower acknowledges that Lender and its successors and assigns may (a) sell this Agreement, the Mortgage, the Note, the other Loan Documents, and the Environmental Indemnity Agreement, and any and all servicing rights thereto to one or more investors as a whole loan, (b) participate the Loan to one or more investors, (c) deposit this Agreement, the Note, other Loan Documents, and the Environmental Indemnity Agreement with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (d) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (a) through (d) are hereinafter each referred to as “Secondary Market Transaction”). Borrower shall cooperate with Lender in effecting any such Secondary Market Transaction and shall cooperate to implement all reasonable requirements imposed by any Rating Agency involved in any Secondary Market Transaction. Borrower shall provide such information, legal opinions and documents relating to the Borrower, the Guarantors, the Project and any tenants of the Project as Lender may reasonably request in connection with such Secondary Market Transaction. In addition, Borrower shall make available to Lender all information concerning its business and operations that Lender may reasonably request. Lender shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Borrower to Lender may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors may also see some or all of the information. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Borrower and Borrower indemnifies Lender as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading.

Section 8.12 Payment For Labor and Materials. Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Project and never permit to exist beyond the due date thereof in respect of the Project or any part thereof any lien or security interest, even though inferior to the liens and the security interest hereof, and in any event never permit to be created or exist in respect of the Project or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Encumbrances. Notwithstanding the foregoing, Borrower shall, upon prior written notice to Lender, have the right to contest diligently and in good faith, by appropriate proceedings, any such liens, claims and demands, in a manner not prejudicial to Lender or Lender’s rights under the Loan Documents. In the event Lender, in its sole discretion, deems such action necessary or appropriate, Borrower shall, within ten (10) days after Lender’s demand therefor, deposit with Lender a bond or other security satisfactory to Lender in such amount as Lender shall reasonably require, but not more than one hundred fifty percent (150%) of the amount of the claim, and provided further that Borrower shall thereafter diligently proceed to cause such lien to be removed and discharged. If at the unsuccessful conclusion of such proceedings, Borrower shall fail to discharge any such lien, then, in addition to any other right or remedy of Lender, Lender may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by depositing in court a bond for the amount claimed, or otherwise giving security for such claim, or by taking such action as may be prescribed by law.

Section 8.13 Ground Lease. Borrower shall (i) pay all rents, additional rents and other sums required to be paid by Borrower, as tenant under and pursuant to the provisions of the Ground Lease as and when such rent or other charge is payable, (ii) diligently perform and observe all of the terms, covenants and conditions of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed and observed prior to the expiration of any applicable grace period therein provided, and (iii) promptly notify Lender of the giving of any notice by the Ground Lessor to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed or observed and deliver to Lender a true copy of each such notice. Borrower shall not, without the prior consent of Lender, surrender the leasehold estate created by the Ground Lease or terminate or cancel the Ground Lease or modify, change, supplement, alter or amend the Ground Lease, in any respect, either orally or in writing, and Borrower hereby assigns to Lender, as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Loan Agreement, all of the rights, privileges and prerogatives of Borrower, as tenant under the Ground Lease, to surrender the leasehold estate created by the Ground Lease or to terminate, cancel, modify, change, supplement, alter or amend the Ground Lease, and any such surrender of the leasehold estate created by the Ground Lease or termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Lease without the prior consent of Lender shall be void and of no force and effect. If Borrower shall default in the performance or observance of any term, covenant or condition of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed or observed, then, without limiting the generality of the other provisions of this Loan Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed or observed or to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Ground Lease shall be kept unimpaired and free from default, even though the existence of such event of default or the nature thereof be questioned or denied by Borrower or by any party on behalf of Borrower. If Lender shall make any payment or perform any act or take action in accordance with the preceding sentence, Lender will notify Borrower of the making of any such payment, the performance of any such act, or the taking of any such action. In any such event, subject to the rights of tenants, subtenants and other occupants under the Leases, Lender and any person designated by Lender shall have, and are hereby granted, the right to enter upon the Project at any time and from time to time for the purpose of taking any such action. Lender may pay and expend such sums of money as Lender deems necessary for any such purpose and upon so doing shall be subrogated to any and all rights of the Ground Lessor. Borrower hereby agrees to pay to Lender immediately and without demand, all such sums so paid and expended by Lender, together with interest thereon from the day of such payment at the Default Rate. All sums so paid and expended by Lender and the interest thereon shall be secured by the legal operation and effect of the Mortgage. If the Ground Lessor shall deliver to Lender a copy of any notice of default sent by said Ground Lessor to Borrower, as tenant under the Ground Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. Borrower will not subordinate or consent to the subordination of the Ground Lease to any mortgage, security deed, lease or other interest on or in the Ground Lessor’s interest in all or any part of the Project, unless, in each such case, the written consent of Lender shall have been first had and obtained. Each Lease hereafter made and each renewal of any existing Lease shall provide that, (a) in the event of the termination of the Ground Lease, the Lease shall not terminate or be terminated by the tenant; (b) in the event of any action for the foreclosure of the Mortgage, the Lease shall not terminate or be terminable by the subtenant by reason of the termination of the Ground Lease unless the tenant is specifically named and joined in any such action and unless a judgment is obtained therein against the tenant; and (c) in the event that the

Ground Lease is terminated as aforesaid, the tenant shall attorn to the Ground Lessor or to the purchaser at the sale of the Project on such foreclosure, as the case may be.

Section 8.14 No Merger of Fee and Leasehold Estates; Releases. So long as any portion of the Debt shall remain unpaid, unless Lender shall otherwise consent, the fee title to the Project and the leasehold estate therein created pursuant to the provisions of the Ground Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in Borrower, Lender, or in any other person by purchase, operation of law or otherwise. Lender reserves the right, at any time, to release portions of the Project, including, but not limited to, the leasehold estate created by the Ground Lease, with or without consideration, at Lender’s election, without waiving or affecting any of its rights hereunder or under the Note or the other Loan Documents and any such release shall not affect Lender’s rights in connection with the portion of the Project not so released.

Section 8.15 Borrower’s Acquisition of Fee Estate. In the event that Borrower, so long as any portion of the Debt remains unpaid, shall be the owner and holder of the fee title to the Project, the lien of the Mortgage shall be spread to cover Borrower’s fee title to the Project and said fee title shall be deemed to be included in the Project. Borrower agrees, at its sole cost and expense (including without limitation Lender’s reasonable attorneys’ fees) to (i) execute any and all documents or instruments necessary to subject its fee title to the Project to the lien of the Mortgage; and (ii) provide a title insurance policy which shall insure that the lien of the Mortgage is a first lien on Borrower’s fee title to the Project. Notwithstanding the foregoing, if the Ground Lease is for any reason whatsoever terminated prior to the natural expiration of its term, and if, pursuant to any provisions of the Ground Lease or otherwise, Lender or its designee shall acquire from the Ground Lessor thereunder another lease of the Project, Borrower shall have no right, title or interest in or to such other lease or the leasehold estate created thereby.

Section 8.16 Rejection of the Ground Lease.

(a) If the Ground Lease is terminated for any reason in the event of the rejection or disaffirmance of the Ground Lease pursuant to the United States Bankruptcy Code, or any other law affecting creditor’s rights, (i) the Borrower, immediately after obtaining notice thereof, shall give notice thereto Lender, (ii) Borrower, without the prior written consent of Lender, shall not elect to treat the Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code or any comparable federal or state statute or law, and any election by Borrower made without such consent shall be void and (iii) the Mortgage and this Loan Agreement and all the liens, terms, covenants and conditions of the Mortgage and this Loan Agreement shall extend to and cover Borrower’s possessory rights under Section 365(h) of the Bankruptcy Code and to any claim for damages due to the rejection of the Ground Lease or other termination of the Ground Lease. In addition, Borrower hereby assigns irrevocably to Lender, Borrower’s rights to treat the Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code and to offset rents under such Ground Lease in the event any case, proceeding or other action is commenced by or against the Ground Lessor under the Bankruptcy Code or any comparable federal or state statute or law, provided that Lender shall not exercise such rights and shall permit Borrower to exercise such rights with the prior written consent of Lender, not to be unreasonably withheld or delayed, unless an Event of Default shall have occurred and be continuing.

(b) Borrower hereby assigns to Lender, Borrower’s right to reject the Ground Lease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against Borrower under the Bankruptcy Code or comparable federal or state statute or law, provided the Lender shall not exercise such right, and shall permit Borrower to exercise such right with the prior written consent of Lender, not to be unreasonably withheld or delayed, unless an Event of Default shall have occurred and be continuing. Further, if Borrower shall desire to so reject the Ground Lease, at Lender’s request, Borrower shall assign its interest in the Ground Lease to Lender in lieu of rejecting such Ground Lease as described above, upon receipt by Borrower of written notice from Lender of such request together with Lender’s agreement to cure any existing defaults of Borrower under such Ground Lease.

(c) Borrower hereby assigns to Lender, Borrower’s right to seek an extension of the 60-day period within which Borrower must accept or reject the Ground Lease under Section 365 of the Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against Borrower under the Bankruptcy Code or comparable federal or state statute or law, provided the Lender shall not exercise such right, and shall permit Borrower to exercise such right with the prior written consent of Lender, not to be unreasonably withheld or delayed, unless an Event of Default shall have occurred and be continuing. Further, if Borrower shall desire to so reject the Ground Lease, at Lender’s request, Borrower shall assign its interest in the Ground Lease to Lender in lieu of rejecting such Ground Lease as described above, upon receipt by Borrower of written notice from Lender of such request together with Lender’s agreement to cure any existing defaults of Borrower under such Ground Lease.

(d) Borrower hereby agrees that if the Ground Lease is terminated for any reason in the event of the rejection or disaffirmance of the Ground Lease pursuant to the Code or any other law affecting creditor’s rights, any property not removed by the Borrower as permitted or required by the Ground Lease, shall at the option of Lender be deemed abandoned by Borrower, provided that Lender may remove any such property required to be removed by Borrower pursuant to the Ground Lease and all costs and expenses associated with such removal shall be paid by Borrower within five (5) days of receipt by Borrower of an invoice for such removal costs and expenses.

ARTICLE 9

EVENTS OF DEFAULT

Each of the following shall constitute an Event of Default under the Loan:

Section 9.1 Payments. Borrower’s failure to pay any regularly scheduled installment of principal, interest or other amount due under the Loan Documents within five (5) days of (and including) the date when due, or Borrower’s failure to pay the Loan at the Maturity Date, whether by acceleration or otherwise.

Section 9.2 Insurance. Borrower’s failure to maintain insurance as required under Section 3.1 of this Agreement.

Section 9.3 Sale, Encumbrance, Etc. The sale, transfer, conveyance, pledge, mortgage or assignment of any part or all of the Project, or any interest therein, or of any interest in Borrower, in violation of the Mortgage.

Section 9.4 Covenants. Borrower’s failure to perform or observe any of the agreements and covenants contained in this Agreement or in any of the other Loan Documents (other than payments under Section 9.1, insurance requirements under Section 9.2, transfers and encumbrances under Section 9.3, and the Events of Default described in Sections 9.7 and 9.8 below), and the continuance of such failure for ten (10) days after notice by Lender to Borrower; however, subject to any shorter period for curing any failure by Borrower as specified in any of the other Loan Documents, Borrower shall have an additional sixty (60) days to cure such failure if (a) such failure does not involve the failure to make payments on a monetary obligation; (b) such failure cannot reasonably be cured within ten (10) days; (c) Borrower is diligently undertaking to cure such default, and (d) Borrower has provided Lender with security reasonably satisfactory to Lender against any interruption of payment or impairment of collateral as a result of such continuing failure.

Section 9.5 Representations and Warranties. Any representation or warranty made in any Loan Document proves to be untrue in any material respect when made or deemed made.

Section 9.6 Other Encumbrances. Any default under any document or instrument, other than the Loan Documents, evidencing or creating a Lien on the Project or any part thereof.

Section 9.7 Involuntary Bankruptcy or Other Proceeding. Commencement of an involuntary case or other proceeding against Borrower, any Borrower Party or any other Person having an ownership or security interest in the Project (each, a “Bankruptcy Party”) which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of ninety (90) days; or an order for relief against a Bankruptcy Party shall be entered in any such case under the Federal Bankruptcy Code.

Section 9.8 Voluntary Petitions, etc. Commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability, to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing;

Section 9.9 Ground Lease. (a) Borrower fails in the payment of any rent or other charge mentioned in or made payable by the Ground Lease as and when such rent or other charge is payable; or (b) there shall occur any default by Borrower, as tenant under the Ground Lease, in the observance or performance of any term, covenant or condition of the Ground Lease on the part of Borrower, to be observed or performed, and said default is not cured prior to the expiration of any applicable grace period therein provided, or if any one or more of the events referred to in the Ground Lease shall occur which would cause the Ground Lease to terminate without notice or action by the Ground Lessor or which would entitle the Ground Lessor to terminate the Ground Lease and the term thereof by giving notice to Borrower, as tenant thereunder, or if the leasehold estate created by the Ground Lease shall be surrendered or the Ground Lease shall be terminated or cancelled for any reason or under any circumstances whatsoever, or if any of the terms, covenants or conditions of the Ground Lease shall in any manner be modified, changed, supplemented, altered, or amended without consent of Lender.

ARTICLE 10

REMEDIES

Section 10.1 Remedies – Insolvency Events. Upon the occurrence of any Event of Default described in Section 9.7 or 9.8, all amounts due under the Loan Documents immediately shall become due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by Borrower; however, if the Bankruptcy Party under Section 9.7 or 9.8 is other than Borrower, then all amounts due under the Loan Documents shall become immediately due and payable at Lender’s election, in Lender’s sole discretion.

Section 10.2 Remedies – Other Events. Except as set forth in Section 10.1 above, while any Event of Default exists, Lender may (a) declare the entire Loan to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrower, and (b) exercise all rights and remedies therefor under the Loan Documents and at law or in equity.

Section 10.3 Lender’s Right to Perform the Obligations. If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse Lender may have because of such Event of Default, Lender may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower, and shall have the right to enter upon the Project for such purpose and to take all such action thereon and with respect to the Project as it may deem necessary or appropriate. If Lender shall elect to pay any sum due with reference to the Project, Lender may do so in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Lender shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Borrower shall indemnify Lender for all losses, expenses, damages, claims and causes of action, including reasonable attorneys’ fees, incurred or accruing by reason of any acts performed by Lender pursuant to the provisions of this Section 10.3, except to the extent caused by or arising out of Lender’s gross negligence or willful misconduct. All sums paid by Lender pursuant to this Section 10.3, and all other sums expended by Lender to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Loan, shall be secured by the Loan Documents and shall be paid by Borrower to Lender upon demand.

ARTICLE 11

MISCELLANEOUS

Section 11.1 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 11.1). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.

.

If to Borrower:	c/o M&J Wilkow, Ltd 180 North Michigan Avenue, Suite 200 Chicago, Illinois 60601 Attention: Marc Wilkow Telecopy: (312) 658-2467

with a copy to:	Banyan Strategic Realty Trust 150 South Wacker Drive, Suite 2900 Chicago, Illinois 60606 Attention: General Counsel Telecopy: (312) 553-0450

If to Lender:	General Electric Capital Corporation c/o GE Capital Asset Management Corporation 363 North Sam Houston Parkway East, Suite 1200 Houston, Texas 77060 Attention: Robert H. Hayes Telecopy: (281) 405-7132

with a copy to:	General Electric Capital Corporation 13355 Noel Road, Suite 2000 One Galleria Tower, LB54 Dallas, Texas 75240 Attention: David R. Martindale Telecopy: (972) 866-9656

Any communication so addressed and mailed shall be deemed to be given on the earliest of (a) when actually delivered, (b) on the first Business Day after deposit with an overnight air courier service, or (c) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by Lender or Borrower, as the case may be. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party’s telecopy number specified above confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours. Either party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

Section 11.2 Amendments and Waivers. No amendment or waiver of any provision of the Environmental Indemnity Agreement and the Loan Documents shall be effective unless in writing and signed by the party against whom enforcement is sought.

Section 11.3 Limitation on Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Borrower and Lender with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Lender or charged by Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law (including the laws of the State of Georgia and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Note by the holder thereof (or, if the Note and any other amount due under the Loan has been paid in full, refunded to Borrower); and (b) if maturity is accelerated by reason of an election by Lender, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Note (or, if the Note and any other amount due under the Loan has been paid in full, refunded to Borrower). The terms and provisions of this Section 11.3 shall control and supersede every other provision of the Loan Documents. The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State of Georgia, except that if at any time the laws of the United States of America permit Lender to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State of Georgia (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Lender may contract for, take, reserve, charge or receive under the Loan Documents.

Section 11.4 Invalid Provisions. If any provision of any Loan Document or the Environmental Indemnity Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Environmental Indemnity Agreement and the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Environmental Indemnity Agreement and such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

Section 11.5 Reimbursement of Expenses. Borrower shall pay all reasonable expenses incurred by Lender in connection with the Loan, including fees and expenses of Lender’s attorneys, environmental, engineering and other consultants, and fees, charges or taxes for the recording or filing of Loan Documents. Borrower shall pay all reasonable expenses of Lender in connection with the administration of the Loan, including audit costs, inspection fees, settlement of condemnation and casualty awards, and premiums for title insurance and endorsements thereto. Borrower shall, upon request, promptly reimburse Lender for all amounts expended, advanced or incurred by Lender to collect the Note, or to enforce the rights of Lender under this Agreement, the Environmental Indemnity Agreement, or any Loan Document, or to defend or assert the rights and claims of Lender under the Environmental Indemnity Agreement or the Loan Documents or with respect to the Project (by litigation or other proceedings), which amounts will include all reasonable court costs, attorneys’ fees and expenses, fees of auditors and accountants, and investigation expenses as may be incurred by Lender in connection with any such matters (whether or not litigation is instituted), together with interest at the Default Rate on each such amount from the date of disbursement until the date of reimbursement to Lender, all of which shall constitute part of the Loan and shall be secured by the Loan Documents.

Section 11.6 Approvals; Third Parties; Conditions. All approval rights retained or exercised by Lender with respect to leases, contracts, plans, studies and other matters are solely to facilitate Lender’s credit underwriting, and shall not be deemed or construed as a determination that Lender has passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower or any other Person. This Agreement is for the sole and exclusive use of Lender and Borrower and may not be enforced, nor relied upon, by any Person other than Lender and Borrower. All conditions of the obligations of Lender hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Lender, its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time in Lender’s sole discretion.

Section 11.7 Lender Not in Control; No Partnership. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right or power to exercise control over the affairs or management of Borrower, the power of Lender being limited to the rights to exercise the remedies referred to in the Environmental Indemnity Agreement or the Loan Documents. The relationship between Borrower and Lender is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Environmental Indemnity Agreement or the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Lender and Borrower or to create an equity in the Project in Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any other Person with respect to the Project or the Loan, except as expressly provided in the Environmental Indemnity Agreement and the Loan Documents; and notwithstanding any other provision of the Environmental Indemnity Agreement or the Loan Documents: (a) Lender is not, and shall not be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower or its stockholders, members, or partners and Lender does not intend to ever assume such status; (b) Lender shall in no event be liable for any Debts, expenses or losses incurred or sustained by Borrower; and (c) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or its stockholders, members, or partners. Lender and Borrower disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Lender and Borrower, or to create an equity in the Project in Lender, or any sharing of liabilities, losses, costs or expenses.

Section 11.8 Time of the Essence. Time is of the essence with respect to this Agreement.

Section 11.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns of Lender and Borrower, provided that neither Borrower nor any other Borrower Party shall, without the prior written consent of Lender, assign any rights, duties or obligations hereunder.

Section 11.10 Renewal, Extension or Rearrangement. All provisions of the Environmental Indemnity Agreement and the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loan.

Section 11.11 Waivers. No course of dealing on the part of Lender, its officers, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising any right, power or privilege of Lender under the Environmental Indemnity Agreement and any of the Loan Documents, shall operate as a waiver thereof.

Section 11.12 Cumulative Rights; Joint and Several Liability. Rights and remedies of Lender under the Environmental Indemnity Agreement and the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy. If more than one person or entity has executed this Agreement as “Borrower,” the obligations of all such persons or entities hereunder shall be joint and several.

Section 11.13 Singular and Plural. Words used in this Agreement, the other Loan Documents, and the Environmental Indemnity Agreement in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement, the other Loan Documents, and the Environmental Indemnity Agreement shall apply to such words when used in the plural where the context so permits and vice versa.

Section 11.14 Phrases. When used in this Agreement, the other Loan Documents, and the Environmental Indemnity Agreement, the phrase “including” shall mean “including, but not limited to,” the phrase “satisfactory to Lender” shall mean “in form and substance satisfactory to Lender in all respects,” the phrase “with Lender’s consent” or “with Lender’s approval” shall mean such consent or approval at Lender’s discretion, and the phrase “acceptable to Lender” shall mean “acceptable to Lender at Lender’s sole discretion.”

Section 11.15 Exhibits and Schedules. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

Section 11.16 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement, the other Loan Documents, and the Environmental Indemnity Agreement or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

Section 11.17 Promotional Material. Borrower authorizes Lender to issue press releases, advertisements and other promotional materials in connection with Lender’s own promotional and marketing activities, including in connection with a Secondary Market Transaction, and such materials may describe the Loan in general terms or in detail and Lender’s participation therein in the Loan. All references to Lender contained in any press release, advertisement or promotional material issued by Borrower shall be approved in writing by Lender in advance of issuance.

Section 11.18 Survival. Except as set forth in Section 12.1 hereof, all of the representations, warranties, covenants, and indemnities hereunder (including environmental matters under Article 4), under the indemnification provisions of the other Loan Documents and under the Environmental Indemnity Agreement, shall survive the repayment in full of the Loan and the release of the liens evidencing or securing the Loan, and shall survive the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Project to any party, whether or not an Affiliate of Borrower.

Section 11.19 Waiver of Jury Trial. To the maximum extent permitted by law, Borrower and Lender hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any litigation based hereon, arising out of, under or in connection with this Agreement, any other Loan Document, or the Environmental Indemnity Agreement, or any course of conduct, course of dealing, statement (whether verbal or written) or action of either party or any exercise by any party of their respective rights under the Loan Documents and the Environmental Indemnity Agreement or in any way relating to the Loan or the Project (including, without limitation, any action to rescind or cancel this Agreement, and any claim or defense asserting that this Agreement was fraudulently induced or is otherwise void or voidable). This waiver is a material inducement for Lender to enter this Agreement.

Section 11.20 Waiver of Punitive or Consequential Damages. Neither Lender nor Borrower shall be responsible or liable to the other or to any other Person for any punitive, exemplary or consequential damages which may be alleged as a result of the Loan or the transaction contemplated hereby, including any breach or other default by any party hereto.

Section 11.21 Governing Law. The Loan Documents and the Environmental Indemnity Agreement shall be governed by and construed in accordance with the laws of the State of Georgia and the applicable laws of the United States of America.

Section 11.22 Entire Agreement. This Agreement, the other Loan Documents and the Environmental Indemnity Agreement embody the entire agreement and understanding between Lender and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents and the Environmental Indemnity Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. If any conflict or inconsistency exists between the Commitment and this Agreement, any of the other Loan Documents, or the Environmental Indemnity Agreement, the terms of this Agreement, the other Loan Documents, and the Environmental Indemnity Agreement shall control.

Section 11.23 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

ARTICLE 12

LIMITATIONS ON LIABILITY

Section 12.1 Limitation on Liability. Except as provided below, Borrower shall not be personally liable for amounts due under the Loan Documents, or for any deficiency judgment Lender may obtain related thereto or in connection with any other actions Lender may take relative to the Loan. Borrower shall be personally liable to Lender for any deficiency, loss or damage suffered by Lender because of: (a) Borrower’s commission of a criminal act, as determined by a court having jurisdiction over Borrower, (b) the failure to comply with provisions of the Loan Documents prohibiting the sale, transfer or encumbrance of the Project, any other collateral, or any direct or indirect ownership interest in Borrower; (c) the misapplication by Borrower or any Borrower Party of any funds derived from the Project, including security deposits, insurance proceeds and condemnation awards; (d) the fraud or misrepresentation by Borrower or any Borrower Party made in or in connection with the Loan Documents or the Loan; (e) Borrower’s collection of rents more than one month in advance or entering into or modifying leases, or receipt of monies by Borrower or any Borrower Party in connection with the modification of any leases, in violation of this Agreement or any of the other Loan Documents; (f) Borrower’s failure to apply proceeds of rents or any other payments in respect of the leases and other income of the Project or any other collateral to the costs of maintenance and operation of the Project and to the payment of taxes, lien claims, insurance premiums, Debt Service and other amounts due under the Loan Documents; (g) Borrower’s willful interference with Lender’s exercise of rights under the Assignment of Leases and Rents; (h) Borrower’s failure to maintain insurance as required by this Agreement; (i) damage or destruction to the Project caused by the willful or negligent acts or omissions of Borrower, its agents, employees, or contractors; (j) Borrower’s obligations with respect to environmental matters under Article 4; (k) Borrower’s failure to pay for any loss, liability or expense (including attorneys’ fees) incurred by Lender arising out of any claim or allegation made by Borrower, or its successors or assigns that this Agreement or the transactions contemplated by the Loan Documents and the Environmental Indemnity Agreement establishes a joint venture, partnership or other similar arrangement between Borrower and Lender; or (l) any brokerage commission or finder’s fees claimed through Borrower, any Borrower Party, or any agent or employee of Borrower or any Borrower Party in connection with the transactions contemplated by the Loan Documents. None of the foregoing limitations on the personal liability of Borrower shall modify, diminish or discharge the personal liability of any Guarantor. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the United States Bankruptcy Code, to file a claim for the full amount due to Lender under the Loan Documents or to require that all collateral shall continue to secure the amounts due under the Loan Documents. Notwithstanding anything contained in this Agreement, any Loan Document or the Environmental Indemnity Agreement to the contrary, upon payment in full of the Loan and all amounts secured by the Loan Documents, or upon the sale of the Project approved by Lender in accordance with the terms of the Mortgage and the assumption of all of Borrower’s obligations thereunder by such transferee and replacement indemnitors approved by Lender, and Lender’s determination that no accrued, actual, pending or threatened actions or claims then exist against Lender, Borrower or the Project, Borrower and each Borrower Party shall be released from liability under Section 12.1(j) in the event that Borrower delivers to Lender a Phase I Site Assessment prior to the Maturity Date evidencing the presence of no Hazardous Materials on the Project (except for cleaning and other products used in connection with routine maintenance or repair of the Project and retail sale and/or use of such materials by tenants of the Project in the ordinary course of their business, each in full compliance with Environmental Laws) and no violations of any Environmental Laws with respect to the Project.

Section 12.2 Limitation on Liability of Lender’s Officers, Employees, etc. Any obligation or liability whatsoever of Lender which may arise at any time under this Agreement, any other Loan Document, or the Environmental Indemnity Agreement shall be satisfied, if at all, out of the Lender’s assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Lender’s shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

[Signature Page Follows]

EXECUTED under seal as of the date first written above.

LENDER:	GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation

By:
Name:
Title:

BORROWER:	BSRT/M&J NORTHLAKE LIMITED PARTNERSHIP, an Illinois limited partnership

	By:	BSRT NORTHLAKE FESTIVAL CORP., an Illinois corporation, Its General Partner

	By:	/S/ NEIL D. HANSEN
	Name:	Neil D. Hansen
	Title:	Vice President

(SEAL)

	By:	NORTHLAKE TOWER CORPORATION, an Illinois corporation, Its General Partner

	By:	/S/ MARC R. WILKOW
	Name:	Marc R. Wilkow
	Title:	President

(SEAL)

EXHIBIT A

[LEGAL DESCRIPTION OF PROJECT]

SCHEDULE I

YIELD MAINTENANCE AMOUNT

As used herein, “Yield Maintenance Amount” means the sum of the present value on the date of prepayment of each Monthly Interest Shortfall (as hereinafter defined) for the remaining term of the Loan discounted at the Discount Rate.

The Monthly Interest Shortfall is calculated for each monthly payment date and is the product of (A) the prepaid principal balance of the Loan divided by 12, and (B) the positive result, if any, from (1) the yield derived from compounding semi-annually the Loan’s Contract Rate minus (2) the Replacement Treasury Rate (as hereinafter defined).

The Discount Rate is the monthly compounded Replacement Treasury Rate.

The Replacement Treasury Rate is the yield calculated by linear interpolation (rounded to one-thousandths of one percent (i.e., .001%) of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with terms (one longer and one shorter) most nearly approximately the remaining Weighted Average Life of the loan as of the prepayment date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Replacement Treasury Rate.

The Weighted Average Life of the Loan is determined as of the prepayment date by (i) multiplying the amount of each monthly principal payment that would have been paid had the prepayment not occurred by the number of months from the prepayment date to each payment date, (ii) adding the results, and (iii) dividing the sum by the balance remaining on the Loan on the prepayment date multiplied by 12.

SCHEDULE II

REQUIRED REPAIRS

All as set forth in that certain Property Condition Report dated August 6, 1997, prepared by Eckland Consultants.

PROMISSORY NOTE

$17,600,000.00	November 12, 1997

For value received, BSRT/M&J NORTHLAKE LIMITED PARTNERSHIP, an Illinois limited partnership (“Borrower”), promises and agrees to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (“Lender”), in lawful money of the United States of America, the principal sum of SEVENTEEN MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($17,600,000.00) or so much thereof as may be outstanding under the Loan Agreement of even date herewith between Borrower and Lender (the “Loan Agreement”), with interest on the unpaid principal sum owing thereunder at the rate or rates or in the amounts computed in accordance with the Loan Agreement, together with all other amounts due Lender under the Loan Agreement, all payable in the manner and at the time or times provided in the Loan Agreement. Capitalized terms used herein, but not defined, shall have the meanings assigned to them in the Loan Agreement.

If not sooner due and payable in accordance with the Loan Agreement, Borrower shall pay to Lender all amounts due and unpaid under the Loan Agreement on December 1, 2027, or on any earlier Maturity Date as set forth in the Loan Agreement. Unless otherwise specified in writing by Lender, all payments hereunder shall be paid to Lender at c/o GE Capital Asset Management Corporation, P. O. Box 420250, Houston, Texas 77042. Lender reserves the right to require any payment on this Note, whether such payment is a regular installment, prepayment or final payment, to be by wired federal funds or other immediately available funds.

Borrower, co-makers, sureties, endorsers and guarantors, and each of them, expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith; such parties are and shall be jointly, severally, directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.

This Note evidences all advances made, interest due and all amounts otherwise owed to Lender under the Loan Agreement. This Note is executed in conjunction with the Loan Agreement and is secured by the liens and security interests created under the Loan Documents (including those arising under the Mortgage). Reference is made to the Loan Agreement for provisions relating to repayment of the indebtedness evidenced by this Note, including mandatory repayment, acceleration following default, late charges, default rate of interest, limitations on interest, and restrictions on prepayment.

Borrower’s liability hereunder is subject to the limitation on liability provisions of Article 12 of the Loan Agreement. This Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Georgia and of the United States of America.

EXECUTED under seal as of the date first written above.

BSRT/M&J NORTHLAKE LIMITED PARTNERSHIP, an Illinois limited partnership

By:	BSRT NORTHLAKE FESTIVAL CORP. an Illinois corporation, Its General Partner

By:	/s/ NEIL D. HANSEN
Name:	Neil D. Hansen
Title:	Vice President

(SEAL)

By:	NORTHLAKE TOWER CORPORATION, an Illinois corporation, Its General Partner

By:	/s/ MARC R. WILKOW
Name:	Marc. R. Wilkow
Title:	President

(SEAL)

This instrument prepared by

and when recorded, return to:

Kilpatrick Stockton LLP

1100 Peachtree Street

Suite 2800

Atlanta, Georgia 30309

Attn: Rex Veal, Esq.

RE: Deed Book 9699, Page 527 and Page 544 of the Dekalb County Public Records

ASSUMPTION AND RELEASE AGREEMENT

THIS ASSUMPTION AND RELEASE AGREEMENT (“Agreement”) is made effective as of the 15th day of October, 2002 by and among BSRT NORTHLAKE LIMITED PARTNERSHIP, an Illinois limited partnership (f/k/a BSRT/M&J Northlake Limited Partnership, an Illinois limited partnership) (“Original Borrower”), NORTHLAKE FESTIVAL, LLC, a Delaware limited liability company (“Assumptor”), and STATE STREET BANK AND TRUST COMPANY, as Trustee under that certain Pooling and Servicing Agreement (“PSA”) dated as of December 1, 1997 for Certificateholders of Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 1997-C2 (“Noteholder”).

RECITALS:

Original Borrower executed and delivered to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (“Lender”) a certain Promissory Note dated November 12, 1997 (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto, the “Note”), in the stated principal amount of $17,600,000.00 which Note evidences a loan (“Loan”) made by Lender to Original Borrower. To secure the repayment of the Note, the Original Borrower, among other things, executed and delivered a Leasehold Deed to Secure Debt and Security Agreement dated November 12, 1997 (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto, the “Security Instrument”), recorded in the Clerk of Superior Court of Dekalb County, Georgia on November 13, 1997, in Deed Book 9699 at Page 527, that grants a lien on certain property described on Exhibit A attached hereto and incorporated herein by this reference and more particularly described in the Security Instrument (the “Premises”). The Original Borrower is liable for the payment and performance of all of the Original Borrower’s obligations under the Note, the Security Instrument, that certain Loan Agreement of even date with the Note (together with all addenda, modifications, amendments, riders, exhibits and supplements, thereto, the “Loan Agreement”) and all other documents evidencing, securing, guaranteeing or otherwise pertaining to the Loan (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto, the “Loan Documents”), including, without limitation, those documents listed on Exhibit B attached to this Agreement and incorporated herein by this reference as though fully set forth herein. The term Loan Documents for the purposes of this Agreement shall also be deemed to include the Hazardous Materials Indemnity Agreement (hereinafter defined).

A. Each of the Loan Documents has been duly assigned or endorsed to Noteholder.

Noteholder as the holder of the Note and beneficiary under the Security Instrument has been asked to consent to the transfer of the Premises to the Assumptor (the “Transfer”) and the assumption by the Assumptor of the obligations of the Original Borrower under the Loan Documents (the “Assumption”).

B. Noteholder has agreed to consent to the Transfer and Assumption subject to the terms and conditions stated below.

C. Section 3.08 of the PSA authorizes GEMSA Loan Services, Inc. (“Master Servicer”), on behalf of the Noteholder, under certain terms and conditions to waive the due on sale clause and facilitate the Transfer and Assumption, and the Master Servicer has elected to do so on the terms and conditions set forth in this Agreement. Master Servicer’s execution and delivery of this Agreement is binding upon the Noteholder pursuant to the PSA.

AGREEMENT:

In consideration of the foregoing and the mutual covenants and promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Noteholder, Original Borrower, and Assumptor agree as follows:

1. Incorporation of Recitals. The foregoing recitals are incorporated herein as a substantive, contractual part of this Agreement.

2. Assumption of Obligation. The Assumptor agrees to and does hereby assume all of the payment and performance obligations of the Original Borrower set forth in the Note, the Security Instrument and the Loan Documents in accordance with their respective terms and conditions, as the same may be modified by this Agreement, including without limitation, payment of all sums due and payable under the Note. The Assumptor further agrees to abide by and be bound by all of the terms of the Loan Documents, all as though each of the Loan Documents had been made, executed and delivered by the Assumptor. The provisions of the Loan Documents are incorporated herein by this reference, as if fully set forth herein. The Assumptor acknowledges and agrees that any reference to the Borrower in the Loan Documents shall be deemed to refer to the Assumptor. The Assumptor hereby adopts, ratifies and confirms as of the date hereof all of the representations, warranties and covenants of Original Borrower contained in the Loan Documents, in connection with the Loan, as if the Assumptor was the

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Original Borrower named in the Loan Documents. In addition to the foregoing, Assumptor has executed and delivered to Noteholder that certain Hazardous Materials Indemnity Agreement dated of even date herewith (the “New Hazardous Materials Indemnity”).

3. Original Borrower’s Acknowledgments, Representations and Warranties. The Original Borrower acknowledges, represents and warrants to Noteholder and Assumptor as of the date of this Agreement that:

(a) The Note has an unpaid principal balance as of the date of this Agreement, of $16,712,366.03 and prior to default bears interest at the rate of 7.64% per annum, subject to adjustment as set forth in the Loan Agreement. There is presently a balance of $186,754.77 in the tax escrow account, a balance of $0.00 in the insurance escrow account and a balance of $279,122.17 in the replacement reserves escrow account, maintained by Noteholder in connection with the Loan. Contemporaneously herewith, Original Borrower has transferred and assigned to Assumptor all right, title and interest of Assumptor in and to such tax, insurance and reserve escrow accounts.

(b) The Note requires that monthly payments of principal and interest in the amount of $124,753.36 be made on or before the first day of each month, continuing to the first day of the thirteenth Loan Year (as defined in the Loan Agreement), the Accelerated Payment Date, when payments shall be made in accordance with Section 2.5 of the Loan Agreement, provided that all sums due under the Loan Documents will be immediately due and payable in full on December 1, 2027, if not sooner accelerated or paid.

(c) The Security Instrument is a valid first lien on the Premises for the full unpaid principal amount of the Loan and all other amounts as stated in the Loan Documents.

(d) There are no defenses, offsets or counterclaims to the Note, the Security Instrument or the other Loan Documents.

(e) There are no defaults by the Original Borrower under the provisions of the Note, the Security Instrument or the other Loan Documents, nor are there any conditions which with the giving of notice or the passage of time or both may constitute a default by the Original Borrower under the provisions of the Note, the Security Instrument or the other Loan Documents.

(f) All provisions of the Note, the Security Instrument and the other Loan Documents are valid, in full force and effect and enforceable in accordance with their terms, subject to the effect of bankruptcy and creditors’ rights statutes.

(g) There are no subordinate liens of any kind covering or relating to the Premises, nor are there any mechanics liens or liens for unpaid taxes or assessments encumbering the Premises, nor has notice of a lien or notice of intent to file a lien been received.

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The Original Borrower understands and intends that Noteholder and Assumptor will rely upon the acknowledgments, representations and warranties contained herein.

4. Assumptor’s Representations and Warranties. The Assumptor represents and warrants to Noteholder as of the date of this Agreement that the Assumptor has no knowledge that any of the representations made by the Original Borrower in paragraph 3 above are not true and correct. The Assumptor understands and intends that Noteholder will rely on the representations and warranties contained herein.

5. Consent to Transfer and Assumption. Noteholder hereby consents to the Transfer and to the Assumption, subject to the terms and conditions set forth in this Agreement. Noteholder’s consent to the Transfer of the Premises to the Assumptor and Noteholder’s consent to the Assumption, are not intended to be and shall not be construed as a consent to any subsequent transfer or assumption which requires the Noteholder’s consent pursuant to the terms of the Loan Documents.

6. Assumption of Liability for the Exceptions to Non-Recourse. Assumptor hereby adopts, ratifies and confirms as of the date hereof all of the representations, warranties and covenants of the Original Borrower under the Loan Documents as if the Assumptor was the Original Borrower named therein and assumes all liability of the Original Borrower under the Loan Documents, including without limitation, the provisions of Section 12.1 of the Loan Agreement, and the Hazardous Materials Indemnity Agreement dated November 12, 1997 made by the Original Borrower for the benefit of the Lender.

7. Release of Original Borrower. In reliance on the Original Borrower’s and the Assumptor’s acknowledgments, representations and warranties in this Agreement and in consideration for releases contained in Paragraph 12 of this Agreement, Noteholder releases the Original Borrower from its obligations under the Loan Documents, provided that the Original Borrower is not released from any liability pursuant to this Agreement, the provisions of the Hazardous Materials Indemnity from Original Borrower for the Lender’s benefit, or Article 4 of the Loan Agreement, for any liability that relates to the period prior to the date hereof regardless of when any environmental hazard or other condition giving rise to any such liability thereunder is discovered. If any material element of the representations and warranties contained herein as the same relate to the Original Borrower is false as of the date of this Agreement or in the event the Original Borrower takes or causes any other party hereto (other than Noteholder) to take any actions which are in contradiction with the provisions of Paragraph 12 of this Agreement, then the release set forth in this Paragraph 7 shall be deemed canceled effective as of the date of this Agreement and the Original Borrower shall remain obligated under the Loan Documents as though there had been no such release. In the event this release is deemed to be ineffective, then the release of Lender by Original Borrower pursuant to paragraph 12 shall likewise be ineffective.

8. No Impairment of Lien. Nothing set forth herein shall affect the priority or extent of the lien of the Security Instrument or any of the other Loan Documents, nor, except as expressly set forth herein, release or change the liability of any party who may now be or after the date of this Agreement may become liable, primarily or secondarily, under the Loan Documents.

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Except as expressly modified hereby, the Note, the Security Instrument, the Loan Agreement and the other Loan Documents remain unchanged, are hereby ratified and reaffirmed in all respects and shall remain in full force and effect and this Agreement shall have no effect on the priority or validity of the liens, operation and effect of the Security Instrument and the other Loan Documents, all of which are incorporated herein by this reference. Nothing herein shall be construed to constitute a novation of the Loan or of any of the Loan Documents.

9. Costs. The Original Borrower agrees to pay or cause to be paid by Assumptor all fees and costs (including reasonable attorneys’ fees) incurred by Noteholder in connection with Noteholder’s consent to and approval of the Transfer of the Premises. The Assumptor agrees to pay the assumption fee equal to 1% of the outstanding principal balance of the Loan or $167,123.66, which is required to be paid to the Noteholder in consideration of the consent to the Transfer and to the Assumption.

10. Financial Information. The Assumptor represents and warrants to Noteholder that all financial information and information regarding the management capability of the Assumptor provided to Noteholder was true and correct as of the date provided to Noteholder and remains materially true and correct as of the date of this Agreement.

11. Addresses. Assumptor’s address for notice hereunder and under the Loan Documents is:

Northlake Festival, LLC

c/o West Coast Realty Investors, Inc.

3000 Sand Hill Road

Building Three, Suite 140

Menlo Park, CA 94025

12. Complete Release. Assumptor and Original Borrower hereby jointly and severally, unconditionally and irrevocably release and forever discharge Lender, Noteholder and Master Servicer, and their respective successors, assigns, agents, directors, officers, employees, and attorneys, and each current or substitute trustee, if any, under the Security Instrument (collectively, the “Indemnitees”) from all Claims, as defined below. Original Borrower agrees to indemnify Indemnitees, and defend and hold them harmless from any and all claims, losses, causes of action, costs and expenses of every kind or character incurred by or asserted against Indemnitees in connection with the Claims, the Transfer or the breach by Original Borrower of the Loan Documents, as amended herein, but only to the extent that such claims, losses, causes of action, costs and expenses arise out of or are in any way connected with or result from the acts, actions or omissions of Original Borrower. Assumptor agrees to indemnify Indemnitees, and defend and hold them harmless from any and all claims, losses, causes of action, costs and expenses of every kind or character incurred by or asserted against Indemnitees in connection with the Claims, the Transfer or the breach by Assumptor of the Loan Documents, as amended herein, but only to the extent that such claims, losses, causes of action, costs and expenses arise out of or are in any way connected with or result from the acts, actions or omissions of Assumptor.

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As used in this Agreement, the term “Claims” shall mean any and all possible claims, demands, actions, fees, costs, expenses and liabilities whatsoever, known or unknown, at law or in equity, originating in whole or in part, on or before the date of this Agreement, which the Original Borrower, or any respective partners, limited partners, members, officers, directors, shareholders, agents or employees, may now or hereafter have against the Indemnitees, and irrespective of whether any such Claims arise out of contract, tort, violation of laws, or regulations, or otherwise, arising out of or relating to the Loan or any of the Loan Documents, including, without limitation, any contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate applicable thereto and any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of Indemnitees, including any requirement that the Loan Documents be modified as a condition to the transactions contemplated by this Agreement, any charging, collecting or contracting for prepayment premiums, transfer fees, or assumption fees, any breach of fiduciary commitment, undue influence, duress, economic coercion, violation of any federal or state securities or Blue Sky laws or regulations, conflict of interest, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental or emotional distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advance, breach of contract, deceptive trade practices, libel, slander, conspiracy or any claim for wrongfully accelerating the Note or wrongfully attempting to foreclose on any collateral relating to the Note but in each case only to the extent permitted by applicable law. Original Borrower and Assumptor agree that Noteholder has no fiduciary or similar obligations to any of such parties and that their relationship is strictly that of creditor and debtor. This release is accepted by Noteholder pursuant to this Agreement and shall not be construed as an admission of liability on the part of any party hereto. Original Borrower and Assumptor hereby represent and warrant that they are the current legal and beneficial owners of all Claims, if any, released hereby and have not assigned, pledged or contracted to assign or pledge any such Claims to any other person.

13. Usury. It is expressly stipulated and agreed to be the intent of all of the parties hereto at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with the Note and the Loan (or applicable United States federal law to the extent that it permits Noteholder to contract for, charge, take, reserve or receive a greater amount of interest payable on or in connection with the Note and the Loan than under applicable law). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note or under the Security Instrument, this Agreement or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Loan, or if Original Borrower or Assumptor having paid any interest in excess of that permitted by law, then it is the express intent of all of the parties that all excess amounts theretofore collected by Noteholder or Lender be credited to the then outstanding principal balance of the Note (or, if the Note has been or would thereby be paid in full, any surplus refunded to Original Borrower or Assumptor), and the provisions of the Note, this Agreement, the Security Instrument and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with such applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of the Note does not include the right to accelerate any interest which has not otherwise accrued on the date

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of such acceleration, and Noteholder does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender or Noteholder for the use, forbearance or detention of the indebtedness evidenced by the Note or other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread through the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the applicable usury ceiling. Notwithstanding any provision contained in the Note, the Security Instrument, this Agreement or in any of the other Loan Documents, as amended herein, that permits the compounding of interest, including, without limitation, any provision by which any of the accrued interest is added to the principal amount of the Note, the total amount of interest that Original Borrower or Assumptor is obligated to pay and Noteholder is entitled to receive with respect to the Loan shall not exceed the amount calculated on a simple (i.e., non-compounded) interest basis at the maximum rate allowed by applicable law on principal amounts actually advanced to or for the account of Original Borrower or Assumptor, including all current and prior advances and any advances made pursuant to the Security Instrument, this Agreement or the other Loan Documents, as amended herein (including, but not limited to, the payment of taxes, insurance premiums and the like). The provisions of the Note and the other Loan Documents limiting the amount of interest which may be contracted for, charged or received on the indebtedness evidenced thereby and dealing with the rights and duties of the parties with respect to the charging or receiving of interest in excess of the maximum rate, are hereby incorporated in this Agreement by reference as though fully set forth herein. To the extent permitted by law, the Original Borrower and the Assumptor hereby waive and release all claims and defenses based upon usury in connection with the execution and delivery of the Note and the other Loan Documents and the borrowing of the funds represented by the Loan.

14. Modification of Security Instrument. Section 3.9 of the Security Instrument is hereby amended as follows:

(i) Subparagraph 3.9(a)(iii) is hereby deleted in its entirety; and

(ii) Section 3.9(b) is hereby deleted in its entirety and the following is substituted in lieu thereof: “As used in this Section 3.9, “transfer” shall include (i) an installment sales agreement wherein Grantor agrees to sell the Secured Property or any part thereof for a price to be paid in installments; (ii) an agreement by Grantor leasing all or a substantial part of the Secured Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Grantor’s right, title and interest in and to any Leases or any Rents; (iii) the sale, transfer, conveyance, mortgage, pledge, or assignment of the legal or beneficial ownership of any general partnership interest in Grantor to the extent Grantor is a partnership or of any membership interest to the extent Grantor is a limited liability company; and (iv) the sale, transfer, conveyance, mortgage, pledge or assignment of the legal or beneficial ownership of any voting stock in any general partner in Grantor to the extent Grantor is a partnership or in any managing member or sole member, to the extent Grantor is a limited liability company; provided, however, that with respect to subparagraph (iv), “transfer” shall not include the sale, transfer or issuance of stock in West Coast Realty Investors, Inc. provided such stock is listed on the New York Stock Exchange, NASDAQ, National or SmallCap Markets, or such other nationally recognized stock exchange and provided that no such transfer, sale, or

7

issuance of stock results in a merger, reorganization or change in “control” of West Coast Realty Investors, Inc. For purposes of this Section 3.9, the term “control” means the power to direct the management and policies of West Coast Realty Investors, Inc., directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise. Notwithstanding anything to the contrary contained in Section 8.6 of the Loan Agreement or the limitations on the sale, transfer or conveyance of shares in voting stock of the managing member of Borrower contained in item (iv) above, Lender’s consent shall not be unreasonably withheld with respect to the one-time subsequent change of the Borrower’s managing member into a privately held corporation or the Borrower’s managing member not remaining a real estate investment trust (but still remaining a corporation), provided the following conditions are satisfied: (i) Allen K. Meredith shall remain the Chief Executive Officer of Borrower’s managing member with operational control of the managing member; (ii) Borrower’s managing member shall have a net worth equal to or greater than that of the Borrower’s managing member after such reorganization, as reasonably determined by Lender; (iii) after such reorganization, the operational capabilities and management expertise of the Borrower’s managing member shall be equivalent to that which existed prior to such reorganization, as reasonably determined by Lender; (iv) Borrower shall deliver to Lender an updated nonconsolidation opinion in form and substance satisfactory to Lender and its counsel; (vi) each Rating Agency (as defined in the Loan Agreement) shall have determined that such reorganization will not result in a reduction or withdrawal of the then current rating of any securities issued in connection with any securitization of the Loan; (vii) the Borrower shall pay Lender’s assumption/transfer fee equal to 1% of the outstanding principal balance of the Loan at the time such reorganization occurs, together with all costs and expenses incurred by Lender in connection with Lender’s review of such reorganization and Lender’s obtaining approvals for such reorganization, including, but not limited to, reasonable attorneys’ fees and costs and Rating Agency fees; (viii) Borrower shall execute and deliver such documentation as Lender may require in connection with such reorganization, including, but not limited to, assumption agreements and Borrower’s certificates; and (ix) Borrower shall deliver to Lender all documentation evidencing such reorganization and such other documentation as Lender may reasonably require, including, but not limited to, amendments to the organizational documents of Borrower’s managing member, projected operating statements, pro forma financial statements, and amended tax filings. Once Borrower has been granted an approval by Lender under the immediately preceding sentence, Borrower shall have no rights to request any further consents under the immediately preceding sentence and Section 8.6 shall apply as set forth in the Loan Agreement. Borrower acknowledges and agrees that nothing contained herein shall constitute a waiver by Lender of the right to collect any transfer or assumption fees that may be due in connection with the foregoing.

15. Miscellaneous.

(a) This Agreement shall be construed according to and governed by the laws of the jurisdiction(s) which are specified by the Security Instrument. In the event the Security Instrument does not specifically state what jurisdictions laws govern, this Agreement shall be construed according to and governed by the laws in which the Premises is located without regard to its conflicts of law principles.

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(b) If any provision of this Agreement is adjudicated to be invalid, illegal or unenforceable, in whole or in part, it will be deemed omitted to that extent and all other provisions of this Agreement will remain in full force and effect.

(c) No change or modification of this Agreement shall be valid unless the same is in writing and signed by all parties hereto.

(d) The captions contained in this Agreement are for convenience of reference only and in no event define, describe or limit the scope or intent of this Agreement or any of the provisions or terms hereof.

(e) This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns.

(f) This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

(g) THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(h) THIS AGREEMENT CONTAINS INDEMNIFICATION PROVISIONS AS SET FORTH IN SECTION 12 HEREOF.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written, with the intent that this shall be deemed an instrument under seal.

Signed, sealed and delivered in the presence of	ASSUMPTOR: NORTHLAKE FESTIVAL, LLC, a Delaware limited liability company

	By:	WEST COAST REALTY INVESTORS, INC.,
Unofficial Witness		a Delaware corporation, its sole member

	By:	/s/ ALLEN K. MEREDITH
Notary Public My Commission Expires	Name: Title:	Allen K. Meredith President

[NOTARY SEAL]

[NOTARY STAMP]

[CORPORATE SEAL]

[SIGNATURES CONTINUE ON THE NEXT PAGE]

[SIGNATURES CONTINUED FROM THE PREVIOUS PAGE]

Signed, sealed and delivered in the presence of	ORIGINAL BORROWER: BSRT NORTHLAKE LIMITED PARTNERSHIP, an Illinois limited partnership (f/k/a BSRT/M&J Northlake Limited Partnership, an Illinois limited partnership)

	By:	BSRT UPREIT CORP.,
Unofficial Witness		an Illinois corporation, its sole general partner

	By:	/s/ ROBERT HIGGINS
Notary Public My Commission Expires	Name: Title:	Robert Higgins Vice President

[NOTARY SEAL]

[NOTARY STAMP]

[SIGNATURES CONTINUE ON THE NEXT PAGE]

[SIGNATURES CONTINUED FROM THE PREVIOUS PAGE]

Signed, sealed and delivered in the presence of

NOTEHOLDER:

STATE STREET BANK AND TRUST COMPANY,

as Trustee under that certain Pooling and Servicing Agreement dated as of December 1, 1997 for Certificateholders of Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 1997-C2

	By:	GEMSA LOAN SERVICES, L.P.
Unofficial Witness		(successor by merger of GE Capital Loan Services, Inc.), as Master Servicer pursuant to the PSA

	By:	/s/ PAT MCENTEE (SEAL)
Notary Public My Commission Expires	Name: Title	Pat McEntee Director, Portfolio Mangement

EXHIBIT A

LEGAL DESCRIPTION OF THE PREMISES

ALL THAT TRACT or parcel of land lying and being in Land Lots 190 and 209 of the 18th District of DeKalb County, Georgia, and being more particularly described as follows:

BEGINNING at an iron pin at the intersection of the westerly margin of the right-of-way of Weems Road (60-foot right-of-way) and the Land Lot line common to Land Lots 190 and 209 of said District; thence running North 89 degrees 59 minutes 11 seconds West a distance of 212.49 feet to a point; thence running South 00 degrees 08 minutes 52 seconds West a distance of 133.47 feet to a point; thence running South 89 degrees 51 minutes 21 seconds West a distance of 112.35 feet to a point; thence running South 00 degrees 09 minutes 53 seconds West a distance of 201.17 feet to a point; thence running North 89 degrees 36 minutes 14 seconds East a distance of 324.32 feet to an iron pin set on the westerly right-of-way line of Weems Road; thence running along and coincident with the westerly right-of-way line of Weems Road South 00 degrees 12 minutes 19 seconds West a distance of 672.58 feet to an iron pin found; thence leave the westerly right-of-way line of Weems Road and run South 89 degrees 48 minutes 52 seconds West a distance of 1,331.03 feet to an iron pin found; thence running North 00 degrees 26 minutes 46 seconds East a distance of 1,014.40 feet to an iron pin found; thence running North 40 degrees 25 minutes 47 seconds West a distance of 93.32 feet to the southeasterly right-of-way line of LaVista Road (State Road 236) (said right-of-way line being 60 feet from the centerline of LaVista Road) to an iron pin set; thence running North 49 degrees 12 minutes 43 seconds East a distance of 300.46 feet to a point; thence running along the arc of a curve to the right (which arc is subtended by a chord running North 70 degrees 28 minutes 03 seconds East a distance of 501.88 feet) an arc distance of 513.58 feet to a point; thence running along the arc of a curve to the right (which arc is subtended by a chord running North 81 degrees 10 minutes 31 seconds East a distance of 31.18 feet) an arc distance of 31.18 feet to a point; thence running along the arc of a curve to the right (which arc is subtended by a chord running North 87 degrees 05 minutes 40 seconds East a distance of 111.72 feet) an arc distance of 111.84 feet to an iron pin set; thence running South 88 degrees 16 minutes 37 seconds East a distance of 317.84 feet to an iron pin set; thence running South 43 degrees 55 minutes 00 seconds East a distance of 35.76 feet to an iron pin set; thence running South 00 degrees 26 minutes 46 seconds West a distance of 26.64 feet to a point; thence continuing South 00 degrees 26 minutes 46 seconds West a distance of 54.57 feet to an iron pin set; thence along the arc of a curve to the left (which arc is subtended by a chord running South 07 degrees 46 minutes 33 seconds East a distance of 62.92 feet) an arc distance of 63.14 feet to a point; thence running along the arc of a curve to the left (which arc is subtended by a chord running South 31 degrees 30 minutes 58 seconds East a distance of 117.70 feet) an arc distance of 119.14 feet to a point; thence along the arc of a curve to the left (which arc is subtended

A-1

by a chord running South 68 degrees 17 minutes 22 seconds East a distance of 159.58 feet) an arc distance of 163.30 feet to an iron pin set; thence running South 89 degrees 33 minutes 15 seconds East a distance of 123.40 feet to an iron pin set on the westerly right-of-way line of Weems Road; thence running along and coincident with the westerly right-of-way line of Weems Road South 01 degree 58 minutes 27 seconds East, along the westerly right-of-way line of Weems Road; a distance of 2.00 feet to a point; thence continuing along the westerly right-of-way line of Weems Road, South 01 degree 58 minutes 27 seconds East a distance of 98.84 feet to an iron pin found, which iron pin found is the POINT OF BEGINNING.

Said Tract being shown on an “As-Built” Survey of Northlake Festival prepared for BSRT/M&J Northlake Limited Partnership, Northlake Tower Corporation, BSRT Northlake Festival Corp., Confederation Life Insurance Company (U.S.) in Rehabilitation, and Ticor Title Insurance Company, prepared by Mallett & Associates, dated August 8, 1984, last revised July 26, 1995 and bearing the seal of Michael F. Lawler, GRLS No. 1946.

TOGETHER WITH any right, title and interest now existing in connection with the adjoining property to the south and west described on Exhibits “B” and “C” contained in that certain instrument entitled Grant of Easements and Imposition of Restrictive Covenants, dated 1983, recorded February 9, 1988, in Deed Book 6057, page 265, DeKalb County, Georgia Records.

TOGETHER WITH any right, title and interest now existing in and to certain sanitary sewer easements pipe/culvert drainage easements, recorded in Deed Book 4754, page 462, DeKalb County, Georgia Records, rerecorded August 11, 1983 in Deed Book 4811, page 671, DeKalb County, Georgia Records.

LESS AND EXCEPT:

ALL THAT TRACT or parcel of land lying and being in Land Lot 190 of the 18th Land District of DeKalb County, Georgia, being a circular tract of land with a radius of 100 feet, the center point of said circular tract being more particularly described as follows:

Commencing at an iron pin located at the intersection of the western right-of-way line of Weems Road (60 feet R/W) and the north line of Land Lot 190; thence departing said right-of-way line and running South 67 degrees 27 minutes 48 seconds West for 845.43 feet to a point at the center of the base of the existing radio antenna tower, said point being the center point of said circular tract.

A-2

EXHIBIT B

LOAN DOCUMENTS

1.	Promissory Note dated November 12, 1997 made by the Original Borrower and payable to the Lender, in the stated principal amount of $17,600,000.00 (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto, the “Note”).

2.	Leasehold Deed to Secure Debt and Security Agreement dated November 12, 1997 made by the Original Borrower for the benefit of the Lender (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto, the “Security Instrument”) recorded with the Clerk of Superior Court, Dekalb County, Georgia on November 13, 1997 in Deed Book 9699 at Page 527.

3.	Loan Agreement dated November 12, 1997 made by and between the Original Borrower and the Lender (together with all addenda, modifications, amendments, riders, exhibits and supplements, thereto, the “Loan Agreement”).

4.	Assignment of Leases and Rents dated November 12, 1997 made by the Original Borrower for the benefit of the Lender (together will all addenda, modifications, amendments, riders, exhibits and supplements thereto, the “Assignment of Leases and Rents”), recorded in the Public Records of Dekalb County, Georgia on November 13, 1997, in Deed Book 9699, at Page 544.

5.	Hazardous Materials Indemnity Agreement dated November 12, 1997, made by Original Borrower for the benefit of the Lender (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto, the “Hazardous Indemnity Agreement”).

6.	Financing Statement made by the Original Borrower for the benefit of the Lender, recorded in the Public Records of Dekalb County, Georgia on November 13, 1997, in Deed Book 9699, at Page 552.